Exhibit 4.3

EXECUTION VERSION

INDENTURE

dated as of April 19, 2022

among

Natura &Co Luxembourg Holdings S.à r.l.
as Issuer,

Natura &Co Holding S.A. and Natura Cosméticos S.A.,
as Guarantors,

and

THE BANK OF NEW YORK MELLON,
as Trustee, Registrar, Transfer Agent and Paying Agent

U.S.$600,000,000

6.000% Senior Notes due 2029

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NOTE: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

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INDENTURE, dated as of April 19, 2022, among Natura &Co Luxembourg Holdings S.à r.l., a private limited liability company (société à responsabilité limitée) organized under the laws of Luxembourg, having its registered office at 8-10, avenue de la Gare, L – 1610, Luxembourg, Luxembourg and registered with the Luxembourg Register of Commerce and Companies (Registre de Commerce et Des Sociétés, Luxembourg ) under number B98931 (the “Issuer”), Natura &Co Holding S.A., a corporation (sociedade anônima) incorporated under the laws of Brazil (the “Parent Guarantor”), Natura Cosméticos S.A., a corporation (sociedade anônima) incorporated under the laws of Brazil (“Natura Cosméticos” and, together with the Parent Guarantor, collectively, the “Guarantors” and each a “Guarantor”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee (together with its successors, in such capacity, the “Trustee”), registrar (the “Registrar”), transfer agent (the “Transfer Agent”) and paying agent (the “Paying Agent”).

W I T N E S S E T H :

WHEREAS, the Issuer has duly authorized the creation of the Notes and, to provide therefor, the Issuer and the Guarantors have duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make the Notes, when duly issued and executed by the Issuer and authenticated and delivered hereunder, the valid obligations of the Issuer, and to make this Indenture a valid and binding agreement of each of the Issuer and the Guarantors, have been done; and

WHEREAS, the Trustee has accepted the trusts created by this Indenture and in evidence thereof has joined in the execution hereof.

NOW, THEREFORE, each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:

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Article 1
Definitions and Incorporation by Reference

Section 1.01.      Definitions.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Parent Guarantor or at the time it merges or consolidates with or into the Parent Guarantor or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Parent Guarantor or such acquisition, merger or consolidation and which Indebtedness is without recourse to the Parent Guarantor or any of its Subsidiaries or to any of their respective properties or assets other than the Person or the assets to which such Indebtedness related prior to the time such Person became a Subsidiary of the Parent Guarantor or the time of such acquisition, merger or consolidation.

“Additional Amounts” has the meaning set forth in Section 2.06.

“Additional Notes” means any 6.000% Senior Notes due 2029 issued after the Issue Date (other than pursuant to Section 2.07, Section 2.08, Section 2.11 and Section 3.09 of this Indenture) from time to time in accordance with the terms of this Indenture, including, without limitation, the provisions of Section 2.02.

“Affiliate” means, with respect to any specified Person, (a) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (b) any other person who is a director or executive officer (i) of such specified Person, (ii) of any Subsidiary of such specified Person or (iii) of any Person described in clause (a) above.  For purposes of this definition, “control” of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Transfer Agent or Paying Agent.

“Agent Members” has the meaning set forth in Section 2.15 and means, with respect to DTC, Euroclear or Clearstream, a Person who has an account with DTC, Euroclear or Clearstream, respectively.

“Applicable Procedures” means, with respect to any transfer or exchange or transaction involving a Global Note or any beneficial interests therein, the rules and procedures of DTC, Euroclear and Clearstream that apply to such transfer or exchange or transaction and as in effect from time to time.

“Authenticating Agent” has the meaning set forth in Section 2.02.

“Bankruptcy Law” means the Bankruptcy Reform Act of 1978 (codified as 11 U.S.C. §§101 et seq), or Brazilian Law No. 11,101/05, as it may be amended from time to time, or any similar federal, state or foreign law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, or relief of debtors.

“Board of Directors” means, as to any Person, the board of directors (conselho de administração) or similar governing body of such Person or any duly authorized committee thereof.

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“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Brazil” means the Federative Republic of Brazil.

“Brazilian Corporate Law” means Law No. 6,404/76, as amended.

“Business Day” means a day that is not a Legal Holiday.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under any lease that is required to be classified and accounted for as capital lease obligations on a balance sheet prepared in accordance with GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Change of Control” means the occurrence of one or more of the following events:

(1)     the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Parent Guarantor and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)), other than to one or more of the Permitted Holders, and other than pursuant to (i) any such transaction in which immediately after the consummation thereof, no “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) other than one or more Permitted Holders is the “beneficial owner” (as such term is used in Rules 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Person to which all or substantially all of the assets of the Parent Guarantor and its Subsidiaries taken as a whole are sold, leased, transferred or conveyed, or (ii) any such sale, lease, transfer or conveyance to one or more Permitted Holders if immediately after such transaction no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is the “beneficial owner” (as defined in Rules 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the outstanding Voting Stock of such Permitted Holder; or

(2)     the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any Person (including any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act)), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as such term is used in Rules 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Parent Guarantor.

For purposes of clause (2) above, any direct or indirect holding company of the Parent Guarantor shall not itself be considered a “person” or “group”; provided that no “person” or “group” (other than one or more of the Permitted Holders) beneficially owns, directly or indirectly, more than 50% of the total voting power of the Voting Stock of such holding company.

For the avoidance of doubt, a Change of Control shall not occur in the event of a merger or consolidation between Subsidiaries of the Parent Guarantor or a merger of the Parent Guarantor or any of its Subsidiaries with or into the Parent Guarantor or any of its Subsidiaries, as the case may be.

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“Clearstream” means Clearstream Banking, société anonyme and its successors.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commodity Agreement” means any hedging agreement or other similar agreement or arrangement designed to protect the Parent Guarantor or any of its Subsidiaries against fluctuations in commodity prices (excluding contracts for the purchase or sale of goods in the ordinary course of business).

“Common Stock” means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common shares, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common shares.

“Consolidated Total Assets” means, at any date of determination, the total amount of the consolidated assets of the Parent Guarantor and its Subsidiaries, as set forth on the most recent consolidated quarterly financial statements of the Parent Guarantor, calculated after giving pro forma effect to any acquisition or disposition of companies, divisions, lines of businesses, operations or assets by the Parent Guarantor and its Subsidiaries subsequent to such date and on or prior to the date of determination.

“Corporate Trust Office” means the office of The Bank of New York Mellon, at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 240 Greenwich Street, Floor 7 East, New York, New York 10286, United States of America, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Covenant Defeasance” has the meaning set forth in Section 8.01.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect the Parent Guarantor or any of its Subsidiaries against fluctuations in currency values.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“CVM” means the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários).

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.01, 2.07, 2.08, 2.11 or 3.09 hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Increases and Decreases of Interests in the Global Note” attached thereto.

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“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“DTC” means The Depository Trust Company, its nominees and successors.

“Electronic Means” means telephone, telecopy, telegraph, telex, internet, electronic mail, facsimile transmission or any other similar means of electronic communication.  Any communication by telephone as an Electronic Means shall be promptly confirmed in writing or by one of the other means of electronic communication authorized herein.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, and its successors.

“Event of Default” has the meaning set forth in Section 6.01.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“FATCA” has the meaning set forth in Section 2.06.

“Fair Market Value” means, with respect to any asset or Property, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.  Fair Market Value shall be determined by the Board of Directors of the Parent Guarantor acting in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Parent Guarantor delivered to the Trustee; provided, however, that with respect to any price less than U.S.$50.0 million only the good faith determination by the Parent Guarantor’s senior management shall be required.

“Fitch” means Fitch Ratings Ltd. and its successors.

“GAAP” means (i) International Financial Reporting Standards, (ii) accounting practices generally accepted in the United States or (iii) accounting practices prescribed by Brazilian Corporate Law, the rules and regulations issued by the CVM and the accounting standards issued by the Brazilian Institute of Independent Accountants (Instituto dos Auditores Independentes do Brasil), in each case as in effect from time to time, in the Parent Guarantor’s discretion.

“Global Note Legend” means the legend set forth in Exhibit B, which shall be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend, issued in accordance with Section 2.01, 2.07, 2.08, 2.11 or 3.09 hereof.

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“Guarantees” has the meaning set forth in Section 11.01.

“guarantee” means any obligation, contingent or otherwise, of any person guaranteeing any Indebtedness or other obligation of any person and any obligation, direct or indirect, contingent or otherwise, of such person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided however, that the term guarantee will not include endorsements for collection or deposit in the ordinary course of business.  The term guarantee used as a verb has a corresponding meaning.

“Guarantors” has the meaning specified in the preamble hereto.

“Holder” means the Person in whose name a Note is registered on the Register maintained by the Registrar.

“incur” means to directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of any Indebtedness.

“Indebtedness” means with respect to any Person, without duplication:

(1)     all Obligations of such Person for borrowed money;

(2)     all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)     all Capitalized Lease Obligations of such Person;

(4)     all Obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

(5)     all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, excluding obligations in respect of letters of credit or bankers’ acceptances issued in respect of trade accounts payables to the extent not drawn upon or presented, or, if drawn upon or presented, to the extent the resulting obligation of the Person is paid within 10 Business Days;

(6)     guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below to the extent so guaranteed;

(7)     all Obligations of any other Person of the type referred to in clauses (1) through (6) above that are secured by any Lien on any Property or asset of such Person; and

(8)     to the extent not otherwise included in this definition, net obligations of all Interest Swap Obligations and all Obligations under Currency Agreements and Commodity Agreements.

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The amount of Indebtedness of any Person will be deemed to be:

(A)     with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the Obligation;

(B)     with respect to Indebtedness secured by a Lien on the Property or asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the Fair Market Value of such Property or asset on the date the Lien attached and (y) the amount of such Indebtedness;

(C)     with respect to any Indebtedness issued with original issue discount, the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness;

(D)     with respect to any Interest Swap Obligations or Obligations under Currency Agreements and Commodity Agreements, the net amount payable if such agreement or arrangement giving rise to such obligation terminated at that time due to default by such Person; and

(E)     otherwise, the outstanding principal amount thereof.

The principal amount of any Indebtedness or other obligation that is denominated in any currency other than U.S. dollars (after giving effect to any Interest Swap Obligations or Obligations under Currency Agreements and Commodity Agreements in respect thereof) shall be the amount thereof, as determined pursuant to the foregoing sentence, converted into U.S. dollars at the spot rate in effect on the date of determination.

Notwithstanding anything to the contrary, “Indebtedness” shall not be deemed to include any obligations that do not appear on the face of the balance sheet of the Parent Guarantor.

“Indemnified Party” has the meaning set forth in Section 7.06.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Indenture Documents” means, collectively, this Indenture, the Notes and the Guarantees.

“Initial Lien” has the meaning set forth in Section 4.08.

“Interest Payment Date” means the stated maturity of an installment of interest on the Notes (being each April 19 and October 19 of each year, beginning on October 19, 2022).

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

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“Investment Grade” means BBB- or higher by Standard & Poor’s, Baa3 or higher by Moody’s or BBB- or higher by Fitch, or the equivalent of such global ratings by Standard & Poor’s, Moody’s or Fitch.

“Issuer” means the Person named as the “Issuer” in the preamble of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter “Issuer” shall mean such successor Person.

“Issue Date” means April 19, 2022.

“Issuer Substitution Documents” has the meaning set forth in Section 10.01.

“Legal Defeasance” has the meaning set forth in Section 8.01.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banks and foreign exchange markets are authorized or required by law to close in New York, New York, São Paulo, Brazil or (for so long as the Issuer is organized in Luxembourg) Luxembourg.  If a payment date is a Legal Holiday at the place of payment, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest will accrue for the intervening period.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale, repurchase or other title retention agreement and any agreement to give any security interest).

“Luxembourg” means the Grand Duchy of Luxembourg.

“Maturity Date” means, when used with respect to any Note, the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at its Stated Maturity Date or by declaration of acceleration, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Non-Resident Holder” means any Holder that is an individual, entity, trust or organization that is not resident or domiciled in Brazil for purposes of Brazilian taxation.

“Non-U.S. Person” means a Person who is not a U.S. person (as defined in Regulation S).

“Notes” means, collectively, the 6.000% Senior Notes due 2029 issued under this Indenture on the Issue Date and any Additional Notes.  The initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the initial Notes and any Additional Notes.

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“Obligation” means all payment obligations, whether or not contingent, for principal, premium, interest, additional amounts, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offer to Purchase” has the meaning assigned to such term in Section 3.10.

“Offering Memorandum” means the final offering memorandum dated April 13, 2022 prepared by the Guarantors and the Issuer in connection with the Notes.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, any other officer or authorized representative of the Issuer or a Guarantor, as the case may be, duly appointed at a meeting of their respective Board of Directors or relevant governing body, or empowered or authorized by a power of attorney granted by the Issuer or a Guarantor, as the case may be.

“Officers’ Certificate” means a certificate signed in the name of the Issuer or a Guarantor, as the case may be, by one Officer of the Issuer or, in the case of the Guarantors, two Officers of the applicable Guarantor, as the case may be, at least one of whom shall be, in the case of the Guarantors, the principal financial officer of such Guarantor, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel to the Issuer or a Guarantor, reasonably acceptable to the Trustee, complying with the requirements of Section 12.03 and Section 12.04, as they relate to the giving of an Opinion of Counsel.

“Par Call Date” means February 19, 2029.

“Parent Guarantor” has the meaning specified in the preamble hereto.

“Paying Agent” has the meaning specified in the preamble hereto.

“Permitted Holders” means (i) Antonio Luiz da Cunha Seabra, Lucia Helena Rios Seabra, RM Futura Multimercado Fundo de Investimento, Kairós Fundo de Investimento em Ações – Investimento no Exterior, Guilherme Peirão Leal, Felipe Pedroso Leal, Ricardo Pedroso Leal, Vinicius Pinotti, Fabricius Pinotti, Norma Regina Pinotti, Maria Heli Dalla Colletta de Mattos, Gustavo Dalla Colletta de Mattos, Fábio Dalla Colletta de Mattos, Sirius III Multimercado Fundo de Investimento Crédito Privado Investimento no Exterior, Pedro Luiz Barreiros Passos, Passos Participações S.A., Fundo de Investimento de Ações Veredas – Investimento no Exterior and/or any immediate family members and any Person, directly or indirectly, controlled by any of them; and (ii) any Person, directly or indirectly, controlled by a Permitted Holder.

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“Permitted Liens” means the following types of Liens:

(1)     Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Issuer, the Parent Guarantor or any of its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2)     statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3)     Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4)     any judgment Lien not giving rise to an Event of Default;

(5)     easements, rights-of-way, defects, zoning restrictions and other similar charges or encumbrances in respect of real Property not interfering in any material respect with the ordinary course of the business of the Parent Guarantor or any of its Subsidiaries;

(6)     any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any Property or assets which is not leased Property subject to such Capitalized Lease Obligation;

(7)     Liens securing Purchase Money Indebtedness; provided, however, that (a) the Indebtedness shall not exceed (but may be less than) the cost (i.e., purchase price) of the Property or assets acquired, together, in the case of real Property, with the cost of the construction thereof and improvements thereto, and shall not be secured by a Lien on any Property or assets of the Parent Guarantor or any of its Subsidiaries other than such Property or assets so acquired or constructed and improvements thereto and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a Refinancing of any Purchase Money Indebtedness, within 180 days of such Refinancing; and provided, further, that, to the extent that the property or asset acquired is Share Capital, the Lien also may encumber other property or assets of the Person so acquired;

(8)     Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(9)     Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other Property relating to such letters of credit and products and proceeds thereof;

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(10)     Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Parent Guarantor or any of its Subsidiaries, including rights of offset and set-off;

(11)     Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

(12)     Liens securing Indebtedness under Currency Agreements and Commodity Agreements that are permitted under this Indenture;

(13)     Liens securing Acquired Indebtedness; provided that:

(a)     such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Parent Guarantor or any of its Subsidiaries and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Parent Guarantor or any of its Subsidiaries; and

(b)     such Liens do not extend to or cover any Property or assets of the Parent Guarantor or of any of its Subsidiaries other than the Property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Parent Guarantor or any of its Subsidiaries and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Parent Guarantor or any of its Subsidiaries;

(14)     Liens existing as of the Issue Date, and any extension, renewal or replacement thereof; provided, however, that the total amount of Indebtedness so secured, if applicable, is not increased;

(15)     Liens securing the Notes and all other monetary obligations under this Indenture and the Guarantees;

(16)     Liens securing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under Section 4.08; provided, however, that such Liens: (i) are no less favorable to the Holders of the Notes and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any Property or assets of the Parent Guarantor or any of its Subsidiaries not securing the Indebtedness so Refinanced;

(17)     Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(18)     any rights of set-off of any person with respect to any deposit account of the Parent Guarantor or any of its Subsidiaries arising in the ordinary course of business and not constituting a financing transaction;

(19)     any Liens granted by the Parent Guarantor or any of its Subsidiaries to secure borrowings from, directly or indirectly, (a) Banco Nacional de Desenvolvimento Econômico e Social – BNDES or any other Brazilian governmental development bank or credit agency, or (b) any international or multilateral development bank, government-sponsored agency, export-import bank or official export-import credit insurer;

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(20)     any Liens on inventory or receivables of the Parent Guarantor or any of its Subsidiaries securing the obligations of such Person under any lines of credit or working capital facility, receivables facility, securitization, factoring, discounting or similar financing transaction, or in connection with any structured export or import financing or other trade transaction; provided that the aggregate amount of inventory or receivables, as the case may be, securing Indebtedness shall not exceed 80.0% of the Parent Guarantor’s aggregate inventory or outstanding receivables, as the case may be, from time to time;

(21)     Liens on carbon credits or certificates of emission reductions or Liens securing clean development mechanisms projects; and

(22)     Liens incurred by the Parent Guarantor or any of its Subsidiaries with respect to obligations that do not exceed, at the time of incurrence, 15.0% of the Consolidated Total Assets of the Parent Guarantor at any one time outstanding.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof, or any other legal entity.

“Preferred Stock” means, with respect to any Person, any Share Capital of such Person that has preferential rights to any other Share Capital of such Person with respect to dividends or redemptions or upon liquidation.

“Private Placement Legend” means the legend set forth in Exhibit C.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Share Capital in, and other securities of, any other Person.  For purposes of any calculation required pursuant to this Indenture, the value of any property shall be its Fair Market Value.

“Purchase Money Indebtedness” means Indebtedness of the Parent Guarantor and its Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of Property or equipment; provided that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such Property or such purchase price or cost.

“QIB” means a “qualified institutional buyer” (as defined in Rule 144A).

“Rating Agency” means each of (1) Standard & Poor’s, (2) Moody’s and (3) Fitch, or their respective successors, or if S&P, Fitch or Moody’s are not making ratings of the Notes publicly available, an internationally recognized U.S. rating agency or agencies, as the case may be, selected by the Issuer, which will be substituted for S&P, Fitch or Moody’s, as the case may be.

“Rating Decline” means that at any time within 90 days (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either Rating Agency) after the date of public notice of a Change of Control, (i) in the event the Notes are assigned an Investment Grade rating by at least two of the Rating Agencies prior to such public notice, the rating of the Notes by at least two of the Rating Agencies shall be below an Investment Grade rating; or (ii) in the event the Notes are rated below an Investment Grade rating by at least two of the Rating Agencies prior to such public notice, the rating of the Notes by at least two of the Rating Agencies shall be decreased by one or more categories; provided that any such Rating Decline is in whole or in part in connection with a Change of Control.

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“Record Date” means any of the Record Dates specified in the Notes, whether or not a Business Day.

“Redemption Date” means, when used with respect to any Note to be redeemed, the date fixed for redemption pursuant to this Indenture and the Notes.

“Redemption Price” means, when used with respect to any Note to be redeemed, the price fixed for redemption pursuant to this Indenture and the Notes.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Register” is defined in Section 2.03.

“Registrar” has the meaning set forth in the preamble hereto.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, that will be initially issued in a principal amount equal to the principal amount of the Notes initially sold in reliance on Regulation S in accordance with Section 2.01 hereof.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the period of one year (in the case of Notes initially sold in reliance on Rule 144A) or 40 days (in the case of Notes initially sold in reliance on Regulation S) after the later of (1) the Issue Date, and (2) the last date on which the Issuer or any of its Affiliates was the owner of such Notes or any predecessor of such Notes.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be initially issued in a principal amount equal to the principal amount of the Notes initially sold in reliance on Rule 144A in accordance with Section 2.01 hereof.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

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“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Share Capital” means:

(1)     with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person;

(2)     with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person; and

(3)     any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1) or (2) above.

“Significant Subsidiary” of any Person means any Subsidiary, including its subsidiaries, that would be a “significant subsidiary” of such Person within the meaning of Rule 1-02 under Regulation S-X promulgated pursuant to the Securities Act.

“Standard & Poor’s” or “S&P” means Standard & Poor’s Rating Service or any successor thereto.

“Stated Maturity Date” means April 19, 2029.

“Subsidiary” means, with respect to any Person:

(1)     any corporation of which the outstanding Share Capital having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2)     any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Substituted Issuer” has the meaning set forth in Section 10.01.

“Surviving Entity” has the meaning set forth in Section 5.01.

“Taxes” has the meaning set forth in Section 2.06.

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“Taxing Jurisdiction” has the meaning set forth in Section 2.06.

“Transfer Agent” has the meaning specified in the preamble hereto.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer or any of the Guarantors, as the case may be, in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer or the relevant Guarantor, as the case may be, after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) – H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading).  In determining the Treasury Rate, the Issuer or the relevant Guarantor, as the case may be, shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.  For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, the Issuer or the relevant Guarantor, as the case may be, shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable.  If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer or the relevant Guarantor, as the case may be, shall select the United States Treasury security with a maturity date preceding the Par Call Date.  If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer or the relevant Guarantor, as the case may be, shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time.  In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.  In no event shall the Trustee be responsible for calculating or determining the Treasury Rate.

The actions and determinations of the Issuer or any of the Guarantors, as the case may be, in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

“Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

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“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture, or any other officer to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“U.S. dollar” or “U.S.$” means the U.S. dollar, being the lawful currency of the United States of America.

“U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time of determination thereof, the amount of U.S. dollars obtained by translating such other currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable other currency as published in U.S. dollars on the date that is two Business Days prior to the date of such determination.  Notwithstanding any other provision of this Indenture, no specified amount of U.S. dollars shall be deemed to be exceeded due solely to the result of fluctuations in the exchange rates of currencies.

“Voting Stock” means Share Capital in a Person having power to vote for the election of directors or similar officials of such Person or otherwise voting with respect to actions of such Person.

Section 1.02.      Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, such provision is incorporated by reference in, and made a part of, this Indenture.  The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the Notes means the Issuer or any other obligor on the Notes.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by a Trust Indenture Act reference to another statute or defined by an SEC rule and not otherwise defined herein have the meanings assigned to them therein.

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Section 1.03.      Rules of Construction. Unless the context otherwise requires:

(1)      a term has the meaning assigned to it;
(2)      an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(3)      “or” is not exclusive;
(4)      words in the singular include the plural, and words in the plural include the singular;
(5)      “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
(6)      when the words “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation”;
(7)      all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated;
(8)      unless otherwise specified, in the computation of periods of time from a specified date to a later specified date, the word “from” shall mean “from and including,” the words “to” and “until” each shall mean “to but excluding,” and the word “through” shall mean “to and including”;
(9)      the words “may” and “might” and similar terms used with respect to the taking of an action by any Person shall reflect that such action is optional and not required to be taken by such Person;
(10)   unless otherwise expressly provided herein: (i) references to agreements (including this Indenture) and other documents shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent that such amendments and other modifications are not prohibited by this Indenture, the Notes or any other Indenture Document and (ii) references to any applicable law are to be construed as including all statutory and regulatory provisions or rules consolidating, amending, replacing, supplementing, interpreting or implementing such applicable law; and
(11)   unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Indenture shall have such meanings when used in each other Indenture Document.
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Article 2
The Notes

Section 2.01.      Form and Dating. (a) General. The initial Notes and any Additional Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or DTC rule or usage.  The Issuer shall approve the form of the Notes and any notation, legend or endorsement on them.  Each Note shall be dated the date of its authentication.

The terms and provisions contained in the forms of the Notes annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of a Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)      Global Notes. Notes issued in global form will be substantially in the form of Exhibit A attached hereto and shall bear the Global Note Legend thereon and the “Schedule of Increases and Decreases of Interests in the Global Note” attached thereto.  Global Notes offered and sold in reliance on Rule 144A or Regulation S shall be issued substantially in the form of Exhibit A attached hereto and deposited with the Trustee as custodian for DTC, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided and shall bear the Global Note Legend and the Private Placement Legend.  Notes issued in definitive form will be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Increases and Decreases of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.

(c)       Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Restricted Global Note and the Regulation S Global Note that are held through Euroclear or Clearstream as indirect participants in DTC.

The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee as custodian for DTC or its nominee, as hereinafter provided.

The Definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officer executing such Notes, as evidenced by their execution of such Notes.

Section 2.02.      Execution and Authentication; Aggregate Principal Amount. An Officer (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for the Issuer by manual or electronic signature.

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If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note shall not be valid until an authorized officer of the Trustee manually or electronically signs the certificate of authentication on the Note.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate (i) the Notes for original issue on the Issue Date in the aggregate principal amount not to exceed U.S.$600,000,000 and (ii) one or more series of Additional Notes in an unlimited amount in each case upon written orders of the Issuer in the form of an Officers’ Certificate.  In addition, each Officers’ Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, and whether the Notes are to be initial Notes or Additional Notes.  All Notes issued under this Indenture shall vote and consent together on all matters as one class, and no series of Notes shall have the right to vote or consent as a separate class on any matter.  The Trustee shall have the right to decline to authenticate and deliver any Additional Notes under this Section 2.02 if the Trustee reasonably determines that such action may not lawfully be taken by the Issuer or if the Trustee in good faith by a trust committee of Trust Officers shall determine that such action would expose the Trustee to personal liability to existing Holders.

The Trustee may appoint an authenticating agent (the “Authenticating Agent”) reasonably acceptable to the Issuer to authenticate Notes.  Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent.  An Authenticating Agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer.

The Notes shall be issuable in fully registered form only, without coupons, in minimum denominations of U.S.$200,000 in principal amount and integral multiples of U.S.$1,000 in excess thereof.  If such form or terms have been so established, the Trustee shall not be required to authenticate such Notes if the issue of such Notes pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Notes and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

The Issuer may from time to time, without notice to or consent of the Holders of the Notes, create and issue an unlimited principal amount of Additional Notes of the same series as the Notes originally issued on the Issue Date, provided that if the Additional Notes are not fungible with such Notes for United States federal income tax purposes, the Additional Notes will have a different CUSIP number or numbers and will be represented by a different Global Note or Notes.

Section 2.03.      Agents. The Issuer shall at all times maintain an office or agency in The City of New York, which shall initially be the office of the Trustee in the Borough of Manhattan, The City of New York, where (a) the Notes may be presented or surrendered for registration of transfer or for exchange and (b) the Notes may be presented or surrendered for payment.  The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Register”).  Such offices or agencies shall be initially at the Corporate Trust Office.  Written notice of any change of location thereof shall be given by the Trustee to the Issuer and the Holders.  In the event that no such notice of location or of change of location shall be given, presentations and demands may be made and notices (other than the type contemplated by Section 12.13) may be served at the Corporate Trust Office.  The Issuer, upon prior written notice to the Trustee, may have one or more additional Transfer Agents and one or more additional Paying Agents reasonably acceptable to the Trustee.  The term “Paying Agent” includes any additional Paying Agent.  The Issuer or any Affiliate of the Issuer may act as Paying Agent.

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The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the Trust Indenture Act and implement the provisions of this Indenture that relate to such Agent.  The Issuer shall notify the Trustee in writing, in advance, of the name and address of any such Agent and otherwise be reasonably satisfactory to the Trustee.  If the Issuer fails to maintain a Transfer Agent or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

The Issuer hereby initially appoints The Bank of New York Mellon at its Corporate Trust Office, as the Trustee hereunder, and The Bank of New York Mellon hereby accepts such appointment.  The Trustee will have the powers and authority granted to and conferred upon it in the Notes and hereby and such further powers and authority to act on behalf of the Issuer as may be mutually agreed upon by the Issuer and the Trustee, and the Trustee will keep a copy of this Indenture available for inspection during normal business hours at its Corporate Trust Office.

The Issuer initially appoints the Trustee to act as the Registrar, Transfer Agent and Paying Agent.  Any Agent may resign upon thirty (30) days’ written notice to the Issuer.

The Issuer initially appoints DTC to act as Depositary with respect to the Global Notes.

Section 2.04.      Paying Agents. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold, for the benefit of the Holders or the Trustee, all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Issuer or any other obligor on the Notes), and the Issuer and the Paying Agent shall notify the Trustee in writing of any Default by the Issuer (or any other obligor on the Notes) in making any such payment.  The Issuer at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed.  Upon receipt by the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent, the Paying Agent shall have no further liability for such assets.

Section 2.05.      Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders.  If the Trustee is not the Registrar, the Issuer shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably request of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

Section 2.06.      Additional Amounts. All payments made by the Issuer or any Guarantor under, or with respect to, the Notes or its Guarantee, as the case may be, will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (collectively, “Taxes”) imposed or levied by or on behalf of Luxembourg, Brazil or any other jurisdiction in which the Issuer or such Guarantor is organized or is a resident for tax purposes or within or through which payment is made or any political subdivision or taxing authority or agency thereof or therein (each, a “Taxing Jurisdiction”) unless the Issuer or such Guarantor is required to withhold or deduct Taxes by law or by the official interpretation or administration thereof.

If the Issuer or any Guarantor is so required to withhold or deduct any amount for, or on account of, such Taxes from any payment made under or with respect to the Notes or its Guarantee, as the case may be, the Issuer or such Guarantor, as the case may be, will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder or beneficial owner (including Additional Amounts) after such withholding or deduction will not be less than the amount such Holder or beneficial owner would have received if such Taxes imposed or levied by or on behalf of a Taxing Jurisdiction had not been required to be withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

(1)      any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, nominee, trust, partnership, limited liability company or corporation) and the relevant Taxing Jurisdiction (other than the mere receipt of such payment or the ownership or holding of or the execution, delivery, registration or enforcement of such Note);
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(2)      any estate, inheritance, gift, sales, excise, transfer or personal property tax or similar Taxes;
(3)      any Taxes payable otherwise than by deduction or withholding from payments of principal of, premium, if any, or interest on, such Note;
(4)      any Taxes that would not have been so imposed but for the presentation of such Notes (where presentation is required) for payment on a date more than thirty (30) days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the Holder or beneficial owner thereof would have been entitled to Additional Amounts had the Notes been presented for payment on any date during such 30-day period;
(5)      any Taxes imposed on a note presented for payment by or on behalf of a Holder who would have been able to avoid that withholding or deduction by presenting the relevant note to another paying agent;
(6)      any Taxes that would not have been so imposed if the Holder or beneficial owner of the Note had made a declaration of non-residence or any other claim or filing for exemption to which it is entitled (provided that (a) such declaration of non-residence or other claim or filing for exemption is required by the applicable law, regulations or administrative practice of the Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold all or part of such Taxes and (b) at least thirty (30) days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption is required under the applicable law, regulations or administrative practice of the Taxing Jurisdiction, the relevant Holder or beneficial owner at that time has been notified by the Issuer or a Guarantor or any other Person through whom payment may be made, that a declaration of non-residence or other claim or filing for exemption is required to be made);
(7)      any payment to a Holder of a Note that is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment or Note, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment or Note would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Note;
(8)      any Taxes imposed pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any similar law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code (collectively, “FATCA”);
(9)      any taxes imposed in relation with the application of Luxembourg law of December 23, 2005, as amended from time to time, introducing a 20% withholding tax on certain interest payments made for the immediate benefit of individuals resident in Luxembourg; or
(10)    in the case of any combination of the items listed above.

Such Additional Amounts will also not be payable where, had the beneficial owner of the Note been the Holder of the Note, it would not have been entitled to payment of Additional Amounts by reason of any combination of clauses (1) to (10), inclusive, above.

The foregoing provisions will survive any termination or discharge of this Indenture and shall apply mutatis mutandis to any Taxing Jurisdiction with respect to any successor Person to the Issuer or any Guarantor, as the case may be.  The Issuer or relevant Guarantor, as applicable, will (i) make such withholding or deduction of applicable Taxes and (ii) remit the full amount deducted or withheld to the relevant Taxing Jurisdiction in accordance with applicable law.  The Issuer or relevant Guarantor, as applicable, will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Taxing Jurisdiction imposing such Taxes and will furnish such certified copies to the Trustee within thirty (30) days after the date the payment of any Taxes so deducted or so withheld is due pursuant to applicable law or, if such tax receipts are not reasonably available, furnish such other documentation that provides reasonable evidence of such payment.

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At least thirty (30) days prior to each date on which any payment under or with respect to the Notes or the Guarantees, as the case may be, is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter), if the Issuer or any Guarantor will be obligated to pay Additional Amounts with respect to such payment, the Issuer or such Guarantor will deliver to the Trustee an Officers’ Certificate, among other things, stating that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders of Notes on the payment date.  Each such Officers’ Certificate shall be relied upon until receipt of a further Officers’ Certificate addressing such matters.

The Issuer or the Guarantors, as the case may be, will pay any present or future stamp, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies or Taxes which arise in any jurisdiction from the initial execution, delivery or registration of the Notes, this Indenture or any other document or instrument in relation thereto or the enforcement of the Notes or their respective Guarantees following the occurrence and during the continuance of any Default, and each of the Issuer and the Guarantors agrees to indemnify the Holders and beneficial owners of the Notes and the Trustee for any such Taxes, charges or similar levies paid by such Holders or beneficial owners or the Trustee, excluding (i) all such Taxes, charges or similar levies imposed by any jurisdiction other than a Taxing Jurisdiction unless resulting from, or required to be paid in connection with, the enforcement of this Indenture, the Notes, the Guarantees or any other document or instrument in relation thereto following the occurrence and during the continuance of any Default with respect to the Notes or the Guarantees, or (ii) any present or future stamp, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies or Taxes that would become payable upon a registration made by any Holder, beneficial owner of the Notes or the Trustee if such registration is not required by applicable law or not necessary to maintain, preserve, execute, or enforce the rights of that Holder, beneficial owner of the Notes or Trustee, under the Notes (or any document in relation therewith).

Whenever in this Indenture or the Notes there is any reference to the payment of principal, premium, if any, or interest, or any other amount payable under or with respect to the Notes by the Issuer or the Guarantees by the Guarantors, such reference shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Section 2.07.      Transfer and Exchange. Subject to the provisions of Sections 2.15 and 2.16, when Notes are presented to any Transfer Agent with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, such Transfer Agent shall register the transfer or make the exchange as requested; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer and such Transfer Agent, duly executed by the Holder thereof or his or her attorney duly authorized in writing and such other documents as such Transfer Agent may reasonably require.  To permit registrations of transfers and exchanges, the Issuer shall issue and the Trustee shall authenticate Notes at such Transfer Agent’s request.  No service charge shall be made for any registration of transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

No Agent shall be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of business fifteen (15) days before the giving of a notice of redemption of Notes and ending at the close of business on the day of such notice and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through DTC, in accordance with this Indenture and the Applicable Procedures.

Section 2.08.      Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims in writing that the Note has been lost, destroyed or wrongfully taken, then, in the absence of written notice to the Issuer upon its request or the Trustee that such Note has been acquired by a protected purchaser, the Issuer shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding if the Trustee’s requirements are met.  Except with respect to mutilated Notes, if required by the Trustee or the Issuer, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Issuer and the Trustee to protect the Issuer, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced.  The Issuer and the Trustee may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of its counsel and of the Trustee and its counsel.  In case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.  Every replacement Note shall constitute an additional obligation of the Issuer, entitled to the benefits of this Indenture.

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Section 2.09.      Outstanding Notes. Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.09 as not outstanding.  Subject to the provisions of Section 2.10, a Note does not cease to be outstanding because the Issuer or any of its Affiliates holds the Note.  If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.  A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.

If on a Redemption Date, the Stated Maturity Date or any other Maturity Date, the Paying Agent holds an amount in U.S. dollars sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.10.      Treasury Notes; When Notes are Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Issuer or any Affiliate thereof shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered.  Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.  The Issuer shall notify the Trustee, in writing (which notice shall constitute actual notice for purposes of the foregoing sentence), when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

Section 2.11.      Temporary Notes. Until definitive Notes are ready for delivery, the Issuer may prepare and execute and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Issuer in the form of an Officers’ Certificate.  The Officers’ Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes.  Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate upon receipt of an Officers’ Certificate of the Issuer pursuant to Section 2.02 definitive Notes in exchange for temporary Notes.  Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.12.      Cancellation. The Issuer at any time may deliver Notes previously authenticated hereunder which the Issuer has acquired in any lawful manner, to the Trustee for cancellation.  The Agents shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee, or at the direction of the Trustee, an Agent, and no one else, shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation.  Subject to Section 2.08, the Issuer may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation.  If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.12. The Trustee shall dispose of all cancelled Notes in accordance with customary procedures or, at the written request of the Issuer, shall return the same to the Issuer.

Section 2.13.      CUSIP and ISIN Numbers. The Issuer in issuing the Notes may use “CUSIP” and “ISIN” numbers and if so, such numbers shall be printed on the Notes, and the Trustee shall use such numbers in notices of redemption, purchase or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of such numbers either as printed in the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes.  The Issuer shall promptly notify the Trustee in writing of any change in such numbers.

Section 2.14.      Deposit of Moneys. Prior to 10:00 a.m. New York City time on the Business Day prior to each Interest Payment Date, the Stated Maturity Date or any other Maturity Date, the Issuer shall deposit with the Paying Agent an amount in U.S. dollars sufficient to make cash payments, if any, due on such Interest Payment Date, such Stated Maturity Date or such other Maturity Date, as the case may be.

Section 2.15.      Book-Entry Provisions for Global Notes. (a) The Global Notes initially shall (i) be registered in the name of DTC or the nominee of DTC, (ii) be delivered to the Trustee as custodian for DTC and (iii) bear legends as set forth in Exhibits B and C, as appropriate.

Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC, or the Trustee as its custodian, or under any Global Note, and DTC may be treated by the Issuer, the Trustee, each Agent and any agent of the Issuer, the Trustee or such Agent as the absolute owner of the Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee, each Agent or any agent of the Issuer, the Trustee or such Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

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(b)      Transfers of the Global Notes shall be limited to transfers in whole, but not in part, to DTC, its successors or their respective nominees.  Interests of beneficial owners in the Global Notes may be transferred or exchanged in accordance with the Applicable Procedures of DTC and the provisions of Section 2.16. In addition, Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Notes if (i) DTC notifies the Issuer that it is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary is not appointed by the Issuer within ninety (90) days of such notice or (ii) the Notes have become immediately due and payable as a result of the occurrence and continuation of an Event of Default and the Transfer Agent has received a request from DTC to issue Definitive Notes.

(c)       Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become a beneficial interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions, if any, and other procedures applicable to a beneficial interest in such other Global Notes for as long as it remains such an interest.

(d)      In connection with any transfer or exchange of any beneficial interest in the Global Note to beneficial owners pursuant to clause (b) of this Section 2.15, the Transfer Agent shall (if one or more Definitive Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Notes of like tenor and aggregate principal amount.

(e)       In connection with the transfer of an entire Global Note to beneficial owners pursuant to clause (b) of this Section 2.15, the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(f)       Any Restricted Definitive Note delivered in exchange for an interest in the Global Note pursuant to clause (b) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

(g)      The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.16.      Special Transfer Provisions. The following provisions shall apply with respect to any transfer of a Restricted Global Note referred to below:

(a)       If the owner of a beneficial interest in a Rule 144A Global Note wishes to transfer such interest (or any portion thereof) to a Non-U.S. Person pursuant to Regulation S prior to the expiration of the Restricted Period therefor, subject to the Applicable Procedures, upon receipt by the Registrar of:

(i)        instructions from the Holder of the Rule 144A Global Note directing the Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Note equal to the principal amount of the beneficial interest in the Rule 144A Global Note to be transferred; and

(ii)      a certificate in the form of Exhibit D duly executed by the transferor,

the Registrar shall increase the Regulation S Global Note and decrease the Rule 144A Global Note by such amount in accordance with the foregoing.

(b)      If the owner of a beneficial interest in a Regulation S Global Note wishes to transfer such interest (or any portion thereof) to a QIB pursuant to Rule 144A prior to the expiration of the Restricted Period therefor, subject to the Applicable Procedures, upon receipt by the Registrar of:

(i)        instructions from the Holder of the Regulations S Global Note directing the Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the principal amount of the beneficial interest in the Regulation S Global Note to be transferred; and

(ii)      a certificate in the form of Exhibit E duly executed by the transferor, the Registrar shall increase the Rule 144A Global Note and decrease the Regulation S Global Note by such amount in accordance with the foregoing.

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(c)       The Private Placement Legend may be removed and the related restrictions on transfer shall cease and terminate with respect to any particular Restricted Global Note or Restricted Definitive Note upon the written instructions of the Issuer, in its sole discretion, upon receipt by the Issuer of evidence satisfactory to it that, as of the date of determination, such Restricted Global Note or Restricted Definitive Note has been transferred by the Holder (a) under a registration statement that has been declared effective under the Securities Act or (b) under any other available exemption from the registration requirements of the Securities Act.  In the case of clause (b), the Issuer may require the delivery of an Opinion of Counsel, a certification and/or other information satisfactory to it.

At the request of the Holder and upon the surrender of such Restricted Global Note or Restricted Definitive Note to the Trustee or Registrar for exchange in accordance with the provisions of this Section 2.16, any Restricted Global Note or Restricted Definitive Note as to which the Private Placement Legend has been removed and the related restrictions on transfer restrictions shall have terminated in accordance with the preceding paragraph shall be exchanged for a new Unrestricted Global Note or Unrestricted Definitive Note, as applicable, of like aggregate principal amount, but without the Private Placement Legend.  Any Restricted Global Note or Restricted Definitive Note as to which the Private Placement Legend shall have been removed pursuant to this paragraph (and any Note issued upon registration of transfer of, exchange for or in lieu of such Note) shall thereupon cease to be a “Restricted Global Note” or “Restricted Definitive Note” for all purposes of this Indenture.  Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Transfer Agent shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstance contemplated by this Section 2.16 exists or (ii) there is delivered to the Transfer Agent and the Issuer an Opinion of Counsel reasonably satisfactory to the Issuer to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.  The Transfer Agent shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture.  In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Transfer Agent or the Issuer such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Transfer Agent shall not be required to determine (but may rely on a determination made by the Issuer with respect to) the sufficiency of any such certifications, legal opinions or other information and whether or not the relevant Restricted Period has terminated.

(d)      The Restricted Period may be extended, in the sole discretion of the Issuer, upon written notice to the Trustee in the event of one or more issuances of Additional Notes in accordance with this Indenture.

(e)       By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it shall transfer such Note only as provided in this Indenture.

The Transfer Agent shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16 in accordance with its customary retention policies.  The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Transfer Agent.

Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.  None of the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner of an interest in a Global Note, an Agent Member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Agent Member or participant thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member, participant, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the Applicable Procedures of the Depositary.  The Trustee and each Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members, participants and any beneficial owners.

Section 2.17.      Transfers of Global Notes and Definitive Notes. A transfer of a Global Note or a Definitive Note (including the right to receive principal and interest payable thereon) may be made only by the Registrar’s entering the transfer in the Register.  Prior to such entry, the Issuer, the Trustee and each Agent shall treat the person in whose name such Note is registered as the owner of the Note for all purposes (subject to the right of the Holders as of a Record Date to receive payments of interest on the related Interest Payment Date).

Section 2.18.      Open Market Purchases. The Issuer, the Guarantors or their respective Affiliates may at any time and from time to time purchase the Notes in the open market or otherwise.  Any such repurchased Notes will not be resold other than in compliance with applicable requirements or exemptions under the relevant securities laws.

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Article 3
Redemption

Section 3.01.      Election to Redeem. The election of the Issuer or any Guarantor to redeem any Notes shall be authorized by a Board Resolution of the Issuer or such Guarantor, as the case may be, as evidenced by an Officers’ Certificate delivered to the Trustee at least five (5) Business Days (or such shorter period as the Trustee may agree) prior to the date notice of redemption is to be given to the Holders and setting forth the Redemption Date and the principal amount of the Notes to be redeemed and the Section of this Indenture or Paragraph of the Notes pursuant to which such redemption shall occur.  In the case of any redemption of Notes prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in this Indenture, or pursuant to an election by the Issuer or any Guarantor, which is subject to a condition specified in the terms of such Notes or elsewhere in this Indenture, the Issuer shall or such Guarantor furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction or condition.

Section 3.02.      Redemption.

(a)       Tax Redemption. The Issuer or any Guarantor may, at its option, redeem the Notes, in whole but not in part, upon notice of not less than ten (10) nor more than sixty (60) days, at a Redemption Price equal to 100% of the principal amount thereof, plus accrued and unpaid interest (subject to the right of the Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) and Additional Amounts, if any, to the Redemption Date, if as a result of:

(1)      any amendment to, or change in, the laws or treaties (or any regulations or rulings promulgated thereunder) of a Taxing Jurisdiction; or
(2)      any amendment to or change in an official interpretation or application regarding such laws, treaties, regulations or rulings (including a determination by a court of competent jurisdiction),

which amendment or change becomes effective on or after the Issue Date, (i) the Issuer or any Guarantor, as the case may be, has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes (and, in respect of the Obligations of any Guarantor, such Guarantor is making or will be making payments with respect to the Notes in lieu of the Issuer), any Additional Amounts (or in the case of any Guarantor, any Additional Amounts in excess of those attributable to a Brazilian withholding tax rate of 15% and in the case of any successor Person to the Issuer or a Guarantor who is not resident in Brazil for tax purposes, any Additional Amounts in excess of those attributable to the rate of withholding applicable to payments on the Notes in the jurisdiction in which such successor is resident on the date such successor replaces the Issuer or any Guarantor, as applicable), in each case, determined without regard to any interest, fees, penalties or other additions to tax and (ii) the Issuer or any Guarantor, as the case may be, determines in good faith that such obligation cannot be avoided by the use of reasonable measures available to the Issuer or such Guarantor (including, without limitation, by changing the jurisdiction from which or through which payment is made, to the extent such change would be a reasonable measure in light of the circumstances); provided that:

(i)        no such notice of redemption may be given earlier than sixty (60) days prior to the earliest date on which the Issuer or any Guarantor, as the case may be, would be obligated to pay such Additional Amounts were a payment in respect of the Notes then due and payable, and

(ii)      at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.

No such redemption shall be effective unless and until the Trustee receives the amount payable upon redemption as set forth above.

Immediately prior to the delivery of any notice of redemption to the Holders pursuant to this Section 3.02(a), the Issuer or the relevant Guarantor will deliver to the Trustee:

(1)      an Officers’ Certificate (A) stating that the Issuer or such Guarantor, as the case may be, is entitled to effect such redemption, (B) setting forth a statement of facts showing that the conditions precedent to the right of the Issuer or such Guarantor, as the case may be, to so redeem have occurred, and (C) stating that all governmental approvals, if any, necessary to effect such redemption have been obtained and are in full force and effect, and
(2)      an Opinion of Counsel in the relevant Taxing Jurisdiction, to the effect that (A) the Issuer or such Guarantor, as the case may be, has or will become obligated to pay such Additional Amounts as a result of such amendment or change and (B) all governmental approvals, if any, necessary to effect such redemption have been obtained and are in full force and effect.

Any notice of redemption pursuant to this provision will be irrevocable.

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The foregoing provisions will apply mutatis mutandis to the laws and official interpretations or applications of any jurisdiction in which any successor permitted under Section 5.01 or the Substituted Issuer (as described under Section 10.01) is organized, but only with respect to events arising after the date of succession or substitution.

(b)      Optional Redemption with Make-Whole Premium. The Issuer or any Guarantor may, at its option, redeem the Notes, in whole or in part, at any time prior to the Par Call Date, upon not more than 60 and not fewer than ten (10) days’ notice to the Holders of the Notes.  The Issuer or any Guarantor may redeem the Notes either as a whole or in part at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) the sum of the present values of each remaining payments due under the Notes being redeemed (exclusive of any interest accrued to the date of redemption) as if such Notes were redeemed on the Par Call Date, discounted (for purposes of determining present value) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest and Additional Amounts, if any, thereon to, but excluding, the redemption date; provided that Notes in an aggregate principal amount equal to at least U.S.$100 million remain outstanding immediately after the occurrence of any partial redemption of Notes.

(c)       Optional Redemption at Par. The Issuer or any Guarantor may, at its option, redeem the Notes, in whole or in part, at any time on or after the Par Call Date.  The Issuer or any Guarantor may redeem the Notes either as a whole or in part at a Redemption Price equal to 100.000% of the principal amount of the Notes being redeemed plus accrued and unpaid interest and Additional Amounts, if any, on the principal amount of the Notes being redeemed to, but excluding, such redemption date; provided that Notes in an aggregate principal amount equal to at least U.S.$100 million remain outstanding immediately after the occurrence of any partial redemption of Notes.

(d)      Each Officers’ Certificate provided for in this Section 3.02 shall be accompanied by an Opinion of Counsel stating that such redemption shall comply with the conditions contained herein and in the Notes.

Section 3.03.      Selection of Notes to be Redeemed. If fewer than all of the Notes are to be redeemed pursuant to Paragraph 5(B) and 5(C) of the Notes, the Notes to be redeemed shall be selected:

(1)      in compliance with the requirements of the principal securities exchange, if any, on which such Notes are listed; or
(2)      if such Notes are not then listed on a securities exchange, the Notes to be redeemed shall be selected by lot or pro rata unless the Issuer directs otherwise in the case of Definitive Notes; provided that no partial redemption will reduce the principal amount of a Note not redeemed to less than U.S.$200,000; provided however, in each case, that the selection of Notes held as Global Notes, held through a Depositary, shall be in accordance with the Applicable Procedures of the Depositary.

The Notes shall be selected from the Notes outstanding and not previously called for redemption and the Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof, to be redeemed.  Notes in denominations of U.S.$200,000 in principal amount at maturity may be redeemed only in whole.  The Trustee may select for redemption portions (equal to U.S.$1,000 in principal amount at maturity or any integral multiple thereof) of the principal of Notes that have denominations larger than U.S.$200,000.  Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

If Notes are redeemed in part pursuant to Paragraph 5(B) and 5(C) of the Notes, the remaining outstanding principal amount (including any Additional Notes, but excluding any Notes held by the Issuer or any of its Affiliates) must be at least equal to U.S.$100.0 million.

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Section 3.04.      Method, Effect and Notice of Redemption. (a) The election of the Issuer or any Guarantor, or any successor thereto, to redeem the Notes pursuant to Section 3.02(b) and Section 3.02(c) shall be evidenced by a Board Resolution.  In the event that the Issuer or any Guarantor, or any successor is required to redeem, or elects for the Issuer or any Guarantor, or any successor to so redeem, the Notes pursuant to Section 3.02(b) and Section 3.02(c), it will deliver to the Trustee a certificate, signed in the name of the Issuer or the relevant Guarantor by two of its Officers or by its attorney-in-fact in accordance with its bylaws or those of any successor, as the case may be, stating that the Issuer or the relevant Guarantor or any successor, as the case may be, is entitled to redeem the Notes pursuant to their terms and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Issuer or such Guarantor or any successor, as the case may be, to so redeem have occurred or been satisfied.

(b)      Any redemption or Notice of any redemption of the Notes (including in connection with any transaction (or series of related transactions) or an event that constitutes a Change of Control) may, at the Issuer or the relevant Guarantor’s discretion, as applicable, be given prior to the completion or the occurrence thereof and any such redemption or notice may, at the Issuer or the relevant Guarantor’s discretion, as applicable, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the transaction or event, as the case may be.

Section 3.05.      Notice of Redemption. In the case of a redemption of Notes pursuant to Section 3.02(b) and Section 3.02(c), notice of redemption shall be delivered electronically or mailed by the Issuer or the relevant Guarantor first-class mail, postage prepaid, at least ten (10) but not more than sixty (60) days before the Redemption Date, in each case to each Holder of any Note to be redeemed at their respective registered addresses or otherwise in accordance with the procedures of DTC.  At least five (5) Business Days prior to the date when the notice of redemption is sent to the Holders of the Notes (unless a shorter notice period shall be acceptable to the Trustee), the Issuer or the relevant Guarantor shall notify the Trustee in writing of such proposed redemption date and the principal amount of the Notes to be redeemed.  In relation to redemptions of Notes pursuant to Section 3.02(b) and Section 3.02(c), if the Notes are to be redeemed in part only, the notice of redemption will state the portion of the principal amount thereof to be redeemed.

A new Note in a principal amount equal to the unredeemed portion thereof, if any, will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a global note will be made, as appropriate).

Section 3.06.      Additional Redemption Procedures. In addition to the requirements set forth in Sections 3.03 through 3.05 with respect to a notice of redemption, the notice shall state:

(a)       the Redemption Date;

(b)      the Redemption Price;

(c)       the name and address of the Paying Agent;

(d)      that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

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(e)       that, unless the Issuer or any Guarantor Defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(f)       the Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(g)      any conditions for redemption; and

(h)      the CUSIP or ISIN number, if any.

At the Issuer’s or any Guarantor’s election and at the written request of either, the Trustee shall give the notice of redemption in the Issuer’s or such Guarantor’s name and at the Issuer’s or such Guarantor’s expense; provided that the Issuer or such Guarantor shall deliver to the Trustee, at least five (5) Business Days prior to the date when the notice of redemption is sent to the Holders (unless a shorter notice period shall be acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and providing the form of such notice setting forth the information to be stated in such notice.

Section 3.07.      Deposit of Redemption Price. By 10:00 A.M. New York City time, no later than one Business Day prior to the Redemption Date, the Issuer or any Guarantor shall deposit with the Paying Agent U.S. Dollars in immediately available funds sufficient to pay the Redemption Price of and accrued interest on the Notes other than Notes that have been delivered by the Issuer or any Guarantor to the Trustee at least 15 days prior to the Redemption Date for cancellation.  The Issuer or such Guarantor shall require the bank through which such payment is to be made to supply to the Paying Agent by 10:00 A.M. New York City time two Business Days prior to the due date from any such payment an irrevocable confirmation (by tested telex) of its intention to make such payment.

Section 3.08.      Effect of Notice of Redemption. Notice of redemption having been given as aforesaid, the Notes shall, on the Redemption Date, become due and payable at the applicable Redemption Price (together with accrued interest, if any, to the Redemption Date) (subject to any conditions set forth in such notice), and from and after such date (except in the event of a default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest.  Upon surrender of any such Note for redemption in accordance with such notice, such Note shall be paid by the Issuer at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Interest Payment Date is on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such at the close of business on the relevant Record Dates according to their terms.

If any Note to be redeemed shall not be so paid upon surrender thereof in accordance with the Issuer’s or any Guarantor’s instructions for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.  Upon surrender to the Paying Agent, such Notes shall be paid at the applicable Redemption Price, plus accrued interest to the Redemption Date; provided, however, that installments of interest payable on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such at the close of business on the relevant Record Date according to their terms.

Section 3.09.      Notes Redeemed in Part. Upon surrender of a Note that is to be redeemed in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered, or appropriate adjustments to the amount and beneficial interests in the Global Note will be made, as the case may be.

Section 3.10.      Offer to Purchase. (a) An “Offer to Purchase” means an offer by the Parent Guarantor to purchase Notes as required by this Indenture.  An Offer to Purchase must be made by written offer (the “offer”) sent to the Holders, at the address for each Holder appearing in the Register maintained by the Registrar.  The Parent Guarantor will notify the Trustee in writing at least 15 days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Parent Guarantor, at the Parent Guarantor’s written request, by the Trustee in the name and at the expense of the Parent Guarantor.

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(b)      The offer must include or state the following as to the terms of the Offer to Purchase:

(i)        the provision of this Indenture pursuant to which the Offer to Purchase is being made;

(ii)      the aggregate principal amount of the outstanding Notes offered to be purchased by the Parent Guarantor pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to this Indenture) (the “purchase amount”);

(iii)   the purchase price, including the portion thereof representing accrued interest;

(iv)    an expiration date (the “expiration date”) not less than ten (10) days or more than sixty (60) days after the date of the offer, and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date;

(v)      information concerning the business of the Parent Guarantor and its Subsidiaries which the Parent Guarantor in good faith believes will enable the Holders to make an informed decision with respect to the Offer to Purchase;

(vi)     a Holder may tender all or any portion of its Notes, subject to the requirement that any portion of a Note tendered must be in a multiple of $1,000 principal amount and if such Holder tenders in part that portion not tendered is equal to an authorized denomination;

(vii)   the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(viii)  each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Parent Guarantor or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

(ix)    interest on any Note not tendered, or tendered but not purchased by the Parent Guarantor pursuant to the Offer to Purchase, will continue to accrue;

(x)     on the purchase date the purchase price will become due and payable on each Note accepted for purchase pursuant to the Offer to Purchase, and interest on Notes purchased will cease to accrue on and after the purchase date, unless payment of the purchase price is not made (and the purchase does not take place) on that date;

(xi)    Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Parent Guarantor or the Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;

(xii)   if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Parent Guarantor will purchase all such Notes, and (y) if the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Parent Guarantor will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that if all of a Holder’s Notes are not purchased by the Parent Guarantor only Notes with minimum denominations of $200,000 and in multiples of $1,000 principal amount in excess thereof will remain unpurchased by the Parent Guarantor from each Holder;

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(xiii)  if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued; and

(xiv)  if any Note contains a CUSIP or ISIN number, no representation is being made as to the correctness of the CUSIP or ISIN number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.

(c)       Prior to the purchase date, the Parent Guarantor will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted, together with an Officers’ Certificate specifying which Notes have been accepted for purchase.  On the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date, unless payment of the purchase price is not made (and the purchase does not take place) on that date.  The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

(d)      The Parent Guarantor will comply with Rule 14e-1 under the Exchange Act (to the extent applicable) and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.  Further to the foregoing, to the extent that the provisions of any securities laws or regulations conflict with this Section 3.10, the Parent Guarantor shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.10 by virtue thereof.

(e)       In connection with any tender offer (including any Offer to Purchase in connection with a Change of Control made in accordance with the terms of this Indenture) for Notes, in the event that the Holders of not less than 85% of the aggregate principal amount of the outstanding Notes validly tender and do not withdraw the Notes in such tender offer or a third party purchases all the Notes held by such holders, the Issuer or any Guarantor will have the right, on not less than 10 nor more than sixty (60) days’ prior notice, given not more than thirty (30) days following such purchase date, to redeem all of the Notes that remain outstanding following such purchase at a price equal to the price paid to each other holder in such tender offer plus, to the extent not included in the purchase price, accrued and unpaid interest and Additional Amounts, if any, on the Notes that remain outstanding, to the date of redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

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Article 4
Covenants

Section 4.01.      Payment of Principal and Interest. The Issuer shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture.  An installment of principal of, premium, if any, and interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuer or an Affiliate of the Issuer) holds on the Business Day prior to that date (whether or not a Business Day), an amount in U.S. dollars designated for and sufficient to pay the installment in full and shall be valid and effective to satisfy and discharge such obligations of the Issuer; provided that the liability of any Paying Agent shall not exceed any amounts paid to it by the Issuer or held by it, on behalf of the Holders under this Indenture; and provided, further, that in the event that there is a default by any Paying Agent in any payment of principal, redemption amount, Additional Amounts, interest and/or any other amount payable in respect of any Note, the Issuer, or any other person acting on its behalf, shall pay on demand such further amounts as will result in receipt by the Holder of such amounts as would have been received by it had no such default occurred (it being understood that nothing herein shall be deemed to constitute any waiver by the Issuer to the exercise of any right it may have against such Paying Agent as a consequence of such default to seek compensation for such payment and the Issuer may seek any remedy available to it under this Indenture and/or applicable law to be so compensated).  The Issuer will, to the extent permitted by applicable law, pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; and it will, to the extent permitted by applicable law, pay interest on overdue installments of interest from time to time on demand at the same rate.

Notwithstanding anything to the contrary contained in this Indenture, the Issuer and any Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States from principal or interest payments hereunder without any liability therefor.

Section 4.02.      Maintenance of Office or Agency. The Issuer shall maintain the office or agency required under Section 2.03. The Issuer shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

Section 4.03.      Corporate Existence. Except as otherwise permitted by Article Four and Article Five, each of the Issuer and the Guarantors shall preserve and maintain in full force and effect its existence and the Parent Guarantor shall preserve and maintain in full force the existence of its Significant Subsidiaries, in each case in accordance with their respective organizational documents; provided that the Parent Guarantor shall not be required to preserve the existence of any of its Significant Subsidiaries, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Parent Guarantor and its Subsidiaries taken as a whole.

Section 4.04.      [Reserved].

Section 4.05.      Maintenance of Properties. The Issuer and the Guarantors shall cause all properties that are material to the conduct of their respective businesses or, with respect to the Parent Guarantor, the business of any of the Significant Subsidiaries of the Parent Guarantor to be maintained and kept in good condition, repair and working order (subject to ordinary wear and tear); provided that nothing in this Section 4.05 shall prevent the Issuer, the Guarantors or any of their respective Subsidiaries from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Issuer, the Guarantors or the Subsidiary concerned, desirable in the conduct of the business of the Issuer, the Guarantors and their respective Subsidiaries taken as a whole.

Section 4.06.      Notice of Default. Under this Indenture, the Issuer and the Guarantors will be required to provide an Officers’ Certificate to a Trust Officer of the Trustee promptly upon (and in any case within ten (10) days of) any Officer obtaining knowledge of any Event of Default that has occurred and, if applicable, describe such Event of Default and the status thereof.

If a Default or an Event of Default occurs and is continuing, and a Trust Officer of the Trustee has received written notice at the Corporate Trust Office thereof pursuant to Section 7.02(h), the Trustee shall notify each Holder as provided herein under Section 11.01 of the Event of Default within five (5) days after receiving written notice thereof; provided that except in the case of an Event of Default in payment of principal of, or premium, if any, or interest on any Notes, the Trustee may withhold the notice to the Holders if a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.

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Section 4.07.      Waiver of Stay, Extension or Usury Laws. Each of the Issuer and the Guarantors covenants (to the extent permitted by law) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer or such Guarantor, as applicable, from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Issuer and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08.      Limitation on Liens. The Issuer and the Guarantors will not, and the Parent Guarantor will not cause or permit any of its Significant Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (the “Initial Lien”), other than a Permitted Lien, of any kind against or upon any Property or assets of the Issuer, the Guarantors or any of the Parent Guarantor’s Significant Subsidiaries to secure Indebtedness whether owned on the Issue Date or acquired after the Issue Date, unless it has made or will make effective provision whereby (a) the Notes or the Guarantees, as the case may be, will be secured by such Lien equally and ratably with (or prior to, in the event such Indebtedness is subordinated in right of payment to the Notes or the Guarantees) all other Indebtedness of the Issuer, the Guarantors or any of the Parent Guarantors’ Significant Subsidiaries secured by such Lien and (b) if such Lien secures Obligations subordinated to the Notes or the Guarantees in right of payment, such Lien shall be subordinated to a Lien securing the Notes or the Guarantees in the same Property as that securing such Lien to the same extent as such subordinated Obligations are subordinated to the Notes and the Guarantees.  Any Lien created for the benefit of the Holders pursuant to the preceding sentence shall provide by its terms that such Lien will be automatically and unconditionally released and discharged upon release and discharge of the Initial Lien.

Section 4.09.      Reports to Holders. The Parent Guarantor will provide or make available to the Trustee the following reports (and will also provide the Trustee with electronic versions or, in lieu thereof, sufficient copies of the following reports referred to in clauses (1) through (4) below for distribution, at the Parent Guarantor’s expense, to all Holders of the Notes):

(1)      within 120 days following the end of each fiscal year of the Parent Guarantor after the Issue Date, English language versions of the audited annual financial statements (including the notes thereto) in accordance with GAAP and accompanied by an opinion of internationally recognized independent public accountants selected by the Parent Guarantor;
(2)      within sixty (60) days following the end of the first three fiscal quarters in each fiscal year of the Parent Guarantor beginning with the quarter ending after the Issue Date, English language versions of unaudited quarterly financial statements (including the notes thereto);
(3)      simultaneously with the delivery of the audited annual financial statements referred to in clause (1) above, an Officers’ Certificate from the Parent Guarantor stating whether an Event of Default exists on the date of such certificate and, if an Event of Default exists, setting forth the details thereof and the action which the Parent Guarantor is taking or proposes to take with respect thereto; and
(4)      for so long as the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Parent Guarantor will furnish to any Holder or to any prospective purchaser designated by such Holder, upon request of such Holder, any financial and other information (to the extent not otherwise provided as set forth above) described in Rule 144A(d)(4) under the Securities Act with respect to the Parent Guarantor and/or its Subsidiaries to the extent required in order to permit such Holder to comply with Rule 144A with respect to any resale of its Notes unless, during that time, the Parent Guarantor is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or is exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act and no such information about the Parent Guarantor and/or its Subsidiaries is otherwise required pursuant to Rule 144A.

As an alternative to providing the Trustee and the Holders with the information described above, the Parent Guarantor may post copies of such information on a website maintained by or on behalf of the Parent Guarantor or provide substantially comparable public availability of such information.  Delivery to the Trustee and the Holders of notice as provided under Section 12.01 of the availability of the information described above on a website maintained by or on behalf of the Parent Guarantor shall constitute delivery of such information to the Holders for purposes of this Section 4.09. Delivery of the above reports (other than paragraph (4) above) to the Trustee is for informational purposes only, and the Trustee’s receipt of such reports shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Parent Guarantor’s compliance with any of the covenants in this Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.10.      U.S. Dollar Equivalent. For purposes of determining compliance with any covenant in this Indenture that is limited or otherwise refers to a specified amount of U.S. dollars, the amount of any item denominated in a currency other than U.S. dollars shall be the U.S. Dollar Equivalent of such item.

Section 4.11.      Purchase of Notes upon a Change of Control Event. Not later than thirty (30) days following a Change of Control that results in a Rating Decline, the Parent Guarantor shall make an Offer to Purchase all outstanding Notes at a purchase price equal to 101% of the principal amount plus accrued interest to the date of purchase.  If a Change of Control were to occur which does not result in a Rating Decline, the Parent Guarantor would not be required to offer to repurchase the Notes.

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Article 5
Successor Corporation

Section 5.01.      Merger, Consolidation and Sale of Assets. The Parent Guarantor will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Parent Guarantor (determined on a consolidated basis) whether as an entirety or substantially as an entirety to any Person unless:

(1)      either a Guarantor shall be the surviving or continuing corporation or the Person (if other than a Guarantor) formed by such consolidation or into which the Parent Guarantor is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Parent Guarantor and of its Subsidiaries, substantially as an entirety (the “Surviving Entity”):
(a)       shall be a Person organized and validly existing under the laws of Luxembourg, Brazil, the United States of America, any state thereof or the District of Columbia, or any other country that is a member country of the European Union or of the Organisation for Economic Co-operation and Development (OECD); and
(b)      shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual performance of every covenant of the Notes and this Indenture on the part of the Parent Guarantor, in its capacity as Guarantor, to be performed or observed thereunder (including the payment of Additional Amounts, subject to the same exceptions as set forth under Section 2.06);
(2)      immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b) above, no Event of Default shall have occurred or be continuing; and
(3)      the surviving Guarantor or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

Notwithstanding anything to the contrary in the foregoing, so long as no event or condition that, with the giving of notice, the lapse of time or failure to satisfy certain specified conditions, or any combination thereof, would constitute an Event of Default under this Indenture or the Notes or an Event of Default will have occurred and be continuing at the time of such proposed transaction or would result therefrom, any merger or consolidation of the Parent Guarantor with an Affiliate organized solely for the purpose of reincorporating the Parent Guarantor in another jurisdiction need only comply with Section 5.01(1) above.

Neither the Issuer nor Natura Cosméticos may, and the Parent Guarantor will not cause or permit the Issuer or Natura Cosméticos to, (i) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into the Issuer or Natura Cosméticos (other than a consolidation or merger of the Issuer, a Guarantor or any Subsidiary of a Guarantor with or into the Issuer or Natura Cosméticos), or (ii) directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of its assets (determined on a consolidated basis of the Issuer and its Subsidiaries or Natura Cosméticos and its Subsidiaries, as the case may be) to any Person (other than a Guarantor or any Subsidiary of a Guarantor), unless in the case of each of (i) and (ii):

(1)     in the case of a transaction in which the Issuer or Natura Cosméticos, as the case may be, does not survive, the successor entity shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, all of the Issuer’s or Natura Cosméticos’, as the case may be, obligations under this Indenture;

(2)     if, as a result of any such transaction, property or assets of the Issuer or Natura Cosméticos, as the case may be, would become subject to a Lien prohibited under Section 4.08, the Issuer or Natura Cosméticos, as the case may be, or the successor entity shall have secured the Notes as described under Section 4.08;

(3)     immediately after giving effect to such transaction, no Event of Default will have occurred and be continuing; and

(4)     the Issuer or Natura Cosméticos, as the case may be, has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, lease or acquisition (and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture) complies with this Section 5.01 and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

Section 5.02.      Successor Entity Substituted. Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Parent Guarantor in accordance with the foregoing in which a Guarantor is not the surviving or the continuing corporation, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Parent Guarantor under this Indenture and the Notes with the same effect as if such Surviving Entity had been named as such.  Upon such substitution the Parent Guarantor shall be released from its obligations under this Indenture and its Guarantee, to the extent applicable.

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Article 6
Default and Remedies

Section 6.01.      Events of Default. The following events are defined as “Events of Default”:

(1)      any failure to pay the principal of or premium (including any related Additional Amounts), if any, on any Notes, when such principal becomes due and payable, at the Stated Maturity Date or any other Maturity Date, upon redemption or otherwise;
(2)      any failure to pay interest and Additional Amounts, if any, on any Notes or any other amount (other than principal for the Notes) when the same becomes due and payable, and the default continues for a period of thirty (30) days;
(3)      any failure to comply with Section 5.01;
(4)      a default in the observance or performance of any other covenant or agreement contained in this Indenture (other than the payment of the principal of, or premium, if any, or interest and Additional Amounts, if any, on any Note) which default continues for a period of sixty (60) days after the Parent Guarantor receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (with a copy to the Trustee if given by the Holders);
(5)      any failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Parent Guarantor or any of its Subsidiaries, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates U.S.$125.0 million or more at any time;
(6)      one or more final and non-appealable judgments in an aggregate amount in excess of U.S.$125.0 million shall have been rendered against the Parent Guarantor or any of its Subsidiaries (other than any judgment as to which a reputable and solvent third-party insurer has accepted full coverage) and such judgments remain undischarged, unpaid or unstayed for a period of 90 consecutive days after such judgment or judgments become final and non-appealable and amounts thereunder are due and payable;
(7)      the Issuer, any Guarantor or any Significant Subsidiary of the Parent Guarantor shall (a) apply for or consent to the appointment of a receiver, trustee, liquidator or similar official for all or any substantial part of the Property of the Issuer, such Guarantor or such Significant Subsidiary of the Parent Guarantor, (b) make a general assignment for the benefit of the creditors of the Issuer, such Guarantor or such Significant Subsidiary of the Parent Guarantor, (c) file a voluntary petition in bankruptcy or a petition seeking judicial reorganization (pedido de recuperação judicial), seeking extrajudicial reorganization (pedido de recuperação extrajudicial), or seeking to take advantage of any applicable insolvency law, (d) file any answer admitting the allegations of bankruptcy or insolvency of a petition filed against the Issuer, such Guarantor or such Significant Subsidiary of the Parent Guarantor in any bankruptcy, reorganization or insolvency proceeding, or (e) take any corporate action for the purpose of effecting any of the foregoing under Brazilian Law No. 11,101/05;
(8)      without its application, approval or consent, a proceeding shall be instituted in any court of competent jurisdiction, seeking in respect of the Issuer, any Guarantor or any Significant Subsidiary of the Parent Guarantor adjudication in bankruptcy (decretação de falência), dissolution, winding-up, liquidation, a composition, arrangement with creditors, readjustment of debt, the appointment of a trustee, receiver, administrator, liquidator or similar official for the Issuer, such Guarantor or such Significant Subsidiary of the Parent Guarantor or other like relief under any applicable bankruptcy or insolvency law; and either (a) such proceeding shall not be contested by the Issuer, such Guarantor or such Significant Subsidiary of the Parent Guarantor, or (b) such proceedings shall continue undismissed for any period of 120 consecutive days unless a judicial deposit is made for the claimed amounts; or
(9)      any of the Notes, this Indenture or the Guarantees or any part thereof, shall cease to be in full force and effect or is declared to be null and void and unenforceable or inadmissible in evidence in the courts of Brazil, or is found to be invalid, or it becomes unlawful for the Issuer or any Guarantor, as the case may be, to perform any obligation thereunder, or the Issuer or any Guarantor, as the case may be, shall contest the enforceability of or deny its obligations under this Indenture or its Guarantee (other than by reason of release in accordance with the terms of this Indenture), or the Issuer shall contest the enforceability of or deny its obligations under the Notes or this Indenture.
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Section 6.02.      Acceleration.

(1)      If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8)) shall occur and be continuing and has not been waived, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and premium, if any, accrued interest and Additional Amounts, if any, on all the Notes to be due and payable by notice in writing to the Issuer, the Guarantors and the Trustee (if given by the Holders) specifying the Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable.  All amounts due and payable shall be paid in an amount in U.S. dollars.
(2)      If an Event of Default specified in Section 6.01(7) or (8) shall occur and be continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest and Additional Amounts, if any, on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
(3)      At any time after a declaration of acceleration with respect to the Notes as described in clause (1) or (2), the Holders of a majority in principal amount of the outstanding Notes may rescind and cancel such declaration and its consequences:
(a)       if the rescission would not conflict with any judgment or decree;
(b)      if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, interest or Additional Amounts, if any, that has become due solely because of the acceleration;
(c)       if the Issuer or any Guarantor have paid or deposited with the Trustee (to the extent the payment of such interest is lawful) interest on overdue installments of interest and overdue principal and premium, if any, and Additional Amounts, if any, which has become due otherwise than by such declaration of acceleration; and
(d)      if the Issuer or any Guarantor have paid or deposited with the Trustee compensation acceptable to the Trustee and reimbursed the documented expenses, disbursements and advances of the Trustee, its agents, and counsel under this Indenture.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03.      Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

Section 6.04.      Waiver of Past Defaults. Subject to Section 2.10, Section 6.02, Section 6.07 and Section 9.02, the Holders of a majority in principal amount of the outstanding Notes may waive any existing Default or Event of Default, and its consequences, except a default in the payment of the principal of or premium, if any, interest or Additional Amounts, if any, on any Notes.  When a Default or Event of Default is waived, it is cured and ceases to exist.

Section 6.05.      Control by Majority. Subject to Section 2.10, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01 and Section 7.02; however, the Trustee may refuse to follow any direction (which direction, if sent to the Trustee, shall be in writing) that the Trustee reasonably believes conflicts with any applicable law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may subject the Trustee to personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction (which direction, if sent to the Trustee, shall be in writing).

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Section 6.06.      Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1)      such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)      Holders of at least 25% in aggregate principal amount of the then outstanding Notes voting as a single class have requested the Trustee to pursue the remedy;

(3)      such Holders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)      the Trustee has not complied with such request within sixty (60) days after the receipt of the request and the offer of security or indemnity; and

(5)      Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class have not given the Trustee a direction inconsistent with such request within such 60-day period, it being understood that a Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder or to enforce any right under this Indenture except in the manner herein provided and for the equal and proportionate benefit of all Holders.

Section 6.07.      Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.      Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust, in each case, against the Issuer, any Guarantor or any other obligor on the Notes for the whole amount of principal of, premium, if any, and accrued interest remaining unpaid on, the Notes, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel and any other amounts due the Trustee under Section 7.06.

Section 6.09.      Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Issuer, any Guarantor or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06. The payment obligations of the Issuer under this Section 6.09 shall be secured in accordance with Section 7.06. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

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Section 6.10.      Priorities. If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys, and the Agents for amounts due under Section 7.06 (including payment of all compensation, expenses and all liabilities incurred and all advances made by the Trustee and any Agent and the costs and expenses of collection);

Second: if the Holders pursuant to Section 6.06 proceed against the Issuer directly without the Trustee, to Holders for their collection costs;

Third: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Fourth: to the Issuer or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.The Trustee, upon prior written notice to the Issuer, may fix a Record Date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11.      Undertaking for Costs. All parties to this Indenture agree, and each Holder by its acceptance of its Note shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit by or against the Trustee for any action taken or omitted by it as Trustee a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

Section 6.12.      Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceedings to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

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Article 7
Trustee

Section 7.01.      Duties of Trustee.

(a)       If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)      Except during the continuance of an Event of Default:

(i)        the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only such duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in or read into this Indenture against the Trustee; and

(ii)      in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, in case of any such certificates or opinions furnished to the Trustee which by the provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)       Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)        this clause (c) does not limit the effect of clause (b) above;

(ii)      the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)     the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)      No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability.  The Trustee shall be under no obligation to exercise of any of its rights or powers under this Indenture at the request, order or direction of any Holders unless such Holders have offered to the Trustee security and indemnity satisfactory to the Trustee against the costs and expenses which may be incurred by it in compliance with such request, order or direction.

(e)       Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b), (c) and (d) of this Section 7.01.

(f)       The Trustee shall not be liable for interest on, or to invest, any money or assets received by it except as the Trustee may agree in writing with the Issuer.  Money and assets held in trust by the Trustee need not be segregated from other funds or assets held by the Trustee except to the extent required by law.

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Section 7.02.      Rights of Trustee.

(a)       The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement instrument, opinion, report, request direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in a document.

(b)      Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to Sections 12.03 and 12.04. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The written advice of the Trustee’s counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon.

(c)       The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)       The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture.

(e)       The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records and premises of the Issuer, personally or by agent or attorney and to consult with the officers and representatives of the Issuer, including the Issuer’s accountants and attorneys.  Except as expressly stated herein to the contrary, in no event shall the Trustee have any responsibility to ascertain whether there has been compliance with any of the covenants or provisions of Articles Four or Five hereof.

(f)       The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(g)      Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(h)      The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Trust Officer of the Trustee shall have received from the Issuer or any other obligor upon the Notes or from any Holder written notice thereof at its address set forth in Section 12.01 hereof, and such notice references the Notes and this Indenture.

(i)      The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, each of the Agents and each other agent, custodian and other Person employed to act hereunder.

(j)      The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any persons authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

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(k)      The permissive right of the Trustee to take any action under this Indenture shall not be construed as an obligation or duty to so act.

(l)       The Trustee shall not be obligated to take any action with respect to any Event of Default specified in Section 6.01(7) or (8), unless it has been instructed to do so in writing by the Holders of at least 25% in principal amount of the outstanding Notes and has been offered security and indemnity satisfactory to the Trustee against the costs and expenses which may be incurred by it in compliance with such instruction.

(m)    In no event shall the Trustee be responsible or liable for special, indirect, consequential or punitive loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(n)     Notwithstanding any provision herein to the contrary, in no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, acts of God, flood, pandemics or epidemics, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond its control whether or not of the same class or kind as specifically named above.

Section 7.03.      Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, any Subsidiary of the Issuer or its respective Affiliates with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  However, the Trustee must comply with Sections 7.09 and 7.10 of this Indenture, and the Trustee is subject to Trust Indenture Act Sections 310(b) and 311.

Section 7.04.      Trustee’s Disclaimer. The Trustee makes no representation as to the validity, adequacy or sufficiency of any offering materials, this Indenture, the Notes, or the Guarantees, or for the recitals contained herein and in the Notes, and it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture, the Notes or any other documents in connection with the issuance of the Notes other than the Trustee’s certificate of authentication, which shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness.

Section 7.05.      Notice of Default. If a Default or an Event of Default occurs and is continuing and if a Trust Officer has received written notice thereof pursuant to Section 7.02(h), the Trustee shall notify the Holders in accordance with the second paragraph of Section 4.06.

Section 7.06.      Compensation and Indemnity. The Issuer and the Guarantors, jointly and severally, shall pay to each of the Trustee and the Agents (each, an “Indemnified Party”) from time-to-time compensation for its respective services as Trustee or Agent, as the case may be, as agreed upon in writing with the Issuer.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer and the Guarantors shall be, jointly and severally, liable to reimburse each Indemnified Party upon request for all reasonable out-of-pocket expenses incurred or made by such Indemnified Party in connection with the performance of its duties and the exercise of its rights under this Indenture, the Notes and the Guarantees.  Such expenses shall include the reasonable fees and expenses of each of such Indemnified Party’s agents and counsel.

The Issuer and the Guarantors, jointly and severally, hereby indemnify each Indemnified Party and its agents, employees, stockholders and directors and officers for, and holds each of them harmless from and against, any loss, cost, damage, claim, liability or expense (including taxes (other than taxes based upon the income of an Indemnified Party) and the fees and expenses of counsel) (collectively, “Losses”) incurred by any of them except for such Losses to the extent caused by any gross negligence or willful misconduct on the part of such Indemnified Party, arising out of or in connection with this Indenture, the Notes, the Guarantees and/or the performance of its duties and the exercise of its rights and/or the administration of this trust, including the reasonable costs and expenses of enforcing this Indenture against the Issuer and/or the Guarantors (including this Section 7.06) and defending itself against any claim or liability in connection with the exercise or performance of any of such Indemnified Party’s rights, powers or duties hereunder or thereunder (including the reasonable fees and expenses of counsel).  The Trustee shall notify the Issuer and the Guarantors promptly of any claim asserted against an Indemnified Party for which such Indemnified Party has advised the Trustee that it may seek indemnity hereunder.  Failure by the Trustee to so notify the Issuer and the Guarantors shall not relieve the Issuer and the Guarantors of their respective obligations hereunder.  At the Indemnified Party’s sole discretion, the Issuer and the Guarantors shall defend the claim and the Indemnified Party shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Indemnified Party.  Alternatively, the Indemnified Party may at its option have separate counsel of its own choosing and the Issuer and the Guarantors, jointly and severally, shall be liable to pay the reasonable fees and expenses of such counsel.  Neither the Issuer nor the Guarantors need pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

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To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.06, each Indemnified Party shall have a Lien prior to the Notes, on and the right to set-off any amounts owed to it hereunder from, all money or property held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes which have been called for redemption.

When an Indemnified Party incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) occurs, such expenses (including the reasonable fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

The obligations of the Issuer and the Guarantors under this Section 7.06 shall survive the satisfaction and discharge of this Indenture, the payment of the Notes, and the resignation or removal of the Trustee or any Agent.

The Trustee shall comply with the provisions of Trust Indenture Act Section 312(b)(2) to the extent applicable.

Section 7.07.      Replacement of Trustee. The Trustee may resign by so notifying the Issuer and the Guarantors.  The Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by so notifying the Issuer and the Trustee in writing with 30 days’ written notice to the Trustee and may appoint a successor Trustee.  The Issuer or the Guarantors, by a Board Resolution, may remove the Trustee if:

(1)      the Trustee fails to comply with Section 7.09;
(2)      the Trustee is adjudged bankrupt or insolvent;
(3)      a receiver or other public officer takes charge of the Trustee or its property; or
(4)      the Trustee becomes incapable of acting with respect to the Notes.

If the Trustee resigns, is removed by the Issuer or the Guarantors or by the Holders of a majority in aggregate principal amount of Notes then outstanding and the Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason, the Issuer or the Guarantors shall notify each Holder in writing of such event and shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, trusts, duties and obligations of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such Trustee so ceasing to act hereunder subject nevertheless to its Lien, if any, provided for in Section 7.06. Upon request of the Issuer or the successor Trustee, such retiring Trustee shall at the expense of the Issuer and upon payment of the charges of the Trustee then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee, at the Issuer’s expense, the Issuer or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.09, any Holder who satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

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The Issuer shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders in writing.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office and its notice address for purposes of Section 12.01.

Notwithstanding any resignation or replacement of the Trustee pursuant to this Section 7.07, the Issuer’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

Section 7.08.      Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including this transaction) to, another Person, the resulting, surviving or transferee Person without any further act shall be the successor Trustee; provided, however, that such Person shall be otherwise qualified and eligible under this Article 7.

In case any Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 7.09.      Eligibility; Disqualification. (a) This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2), (3) and (5).  The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least U.S.$50,000,000 as set forth in its most recent published annual report of condition.  In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of Trust Indenture Act Section 310(a)(2).  The Trustee shall comply with Trust Indenture Act Section 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding if the requirements for such exclusion set forth in Trust Indenture Act Section 310(b)(1) are met.

The provisions of Trust Indenture Act Section 310 shall apply to the Issuer, as obligor of the Notes.

(b)      If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 7.10.      Preferential Collection of Claims Against the Issuer. The Trustee shall comply with Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b).  A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

Section 7.11.      Trustee as Agent. References to the Trustee in this Indenture, including Article 7 shall include the Trustee in its role as Registrar, Paying Agent and Transfer Agent.

Section 7.12.      Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Issuer or the Guarantors may be based, insofar as it relates to legal matters, upon a certificate or opinion, or representation by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous.  Any such certificate or opinion of counsel or representation by counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Issuer or the Guarantors stating that the information with respect to such factual matters is in the possession of the Issuer or the Guarantors, unless such counsel has actual knowledge that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

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Article 8
Satisfaction and Discharge of Indenture

Section 8.01.      Legal Defeasance and Covenant Defeasance. (a) The Issuer or any of the Guarantors may, at their option and at any time, elect to have either Section 8.01(b) or Section 8.01(c) below be applied to the outstanding Notes upon compliance with the applicable conditions set forth in Section 8.01(d).

(b)      Upon the Issuer’s or any of the Guarantors’ exercise under Section 8.01(a) of the option applicable to this Section 8.01(b), the Issuer or the relevant Guarantor shall be deemed to have been released and discharged from their obligations with respect to the outstanding Notes and the Guarantees on the date the applicable conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of the Sections and matters under this Indenture referred to in clauses (i), (ii) and (iii) below, and the Issuer and the Guarantors shall be deemed to have satisfied all their other obligations under such Notes and this Indenture and the Guarantees, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.01(d) and as more fully set forth in such clause, payments in respect of the principal of and premium, if any, interest and Additional Amounts, if any, on such Notes when such payments are due, (ii) obligations listed in Section 8.03, subject to compliance with this Section 8.01 and (iii) the rights, powers, trust, duties and immunities of the Trustee and Agents and the obligation of the Issuer in connection therewith.  The Issuer may exercise its option under this Section 8.01(b) notwithstanding the prior exercise of its option under Section 8.01(c) below with respect to the Notes.

(c)       Upon the Issuer’s or any of the Guarantors’ exercise under Section 8.01(a) of the option applicable to this Section 8.01(c), the Issuer, the Guarantors and the Parent Guarantor’s Subsidiaries shall be released and discharged from their obligations under any covenant contained in Section 4.05, Section 4.08 through 4.09, and Section 5.01(2), with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed to be not “outstanding” for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Issuer’s and the Guarantors’ exercise under Section 8.01 hereof of the option applicable to this clause (c), subject to the satisfaction of the conditions set forth in clause (d) below, the events described in Sections 6.01(3) (solely with respect to Section 5.01(2), (4), (5), (6), and, solely with respect to a Significant Subsidiary of the Parent Guarantor, Sections 6.01(7) and (8), shall not constitute Events of Default.

(d)      The following shall be the conditions to application of either Section 8.01(b) or Section 8.01(c) above to the outstanding Notes:

(1)      The Issuer or the relevant Guarantor shall have irrevocably deposited in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee, in trust, for the benefit of the holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as are sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee, to pay the principal of, premium, if any, interest and Additional Amounts, if any, on the outstanding Notes on the stated dates for payment thereof or on the applicable Redemption Date, as the case may be; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Issuer or the relevant Guarantor instructing the Trustee (or other qualifying trustee) to apply such proceeds of such non-callable U.S. government obligations to said payments with respect to the Notes to maturity or redemption;
(2)      In the event the Issuer or any of the Guarantors elects Section 8.01(b) above, the Issuer or the relevant Guarantor shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that (a) the Issuer or such Guarantor has received from, or there has been published by, the U.S. Internal Revenue Service a ruling; or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders and beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance contemplated hereby and will be subject to U.S. federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
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(3)      In the event the Issuer or any of the Guarantors elects Section 8.01(c) above, the Issuer or the relevant Guarantor shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that the Holders and beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance contemplated hereby and will be subject to U.S. federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)      No Event of Default shall have occurred and be continuing on the date of such deposit pursuant to clause (1) of this Section 8.01(d);
(5)      Such Legal Defeasance or Covenant Defeasance shall not result in a breach of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Parent Guarantor or any of its Subsidiaries is a party or by which the Parent Guarantor or any of its Subsidiaries is bound;
(6)      The Trustee shall have received an Officers’ Certificate of the Issuer or the relevant Guarantor stating that the deposit under clause (1) of this Section 8.01(d) was not made by the Issuer or such Guarantor with the intent of preferring the Holders over any other creditors of the Issuer or such Guarantor, or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer, such Guarantor or others; and
(7)      The Trustee shall have received an Officers’ Certificate of the Issuer and the Guarantors and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Issuer must make arrangements reasonably satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Issuer.

Section 8.02.      Satisfaction and Discharge. In addition to the Issuer’s and the Guarantors’ rights under Section 8.01, the Issuer or the Guarantors may terminate all of their respective obligations under this Indenture, the Guarantees and the Notes (subject to Section 8.03), and this Indenture, the Guarantees and the Notes, shall be discharged and shall cease to be of further effect (except as to surviving rights, powers, trust, duties and immunities of the Trustee and Agents or registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes when:

(1)      either:
(a)       all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer or any of the Guarantors and thereafter repaid to the Issuer or any of the Guarantors, as the case may be, or discharged from such trust) have been delivered to the Trustee for cancellation; or
(b)      all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee, and the Issuer or any of the Guarantors has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, interest and Additional Amounts, if any, on the Notes to the date of deposit (if amounts are then due and payable) or to the Redemption Date or Maturity Date together with irrevocable instructions from the Issuer or the relevant Guarantor directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;
(2)      no Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit;
(3)      the Issuer or any of the Guarantors has paid all other sums payable by each under this Indenture;
(4)      the Issuer or any of the Guarantors has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be; and
(5)      the Trustee shall have received an Officers’ Certificate of the Issuer and the Guarantors and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.
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Section 8.03.      Survival of Certain Obligations. Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in Section 8.02, the respective obligations of the Issuer, the Guarantors and the Trustee under Sections 2.03, 2.04, 2.05, 2.07, 2.08 and 2.09, Article 7 and Sections 8.05, 8.06 and 8.07 shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Issuer and the Trustee under Sections 7.06, 8.04, 8.05 and 8.06 and 8.07 shall survive.

Section 8.04.      Acknowledgment of Discharge by Trustee. Subject to Section 8.07, after (i) the conditions of Section 8.02 have been satisfied, (ii) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer and (iii) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee, upon written request, shall acknowledge in writing the discharge of the Issuer’s obligations under this Indenture except for those surviving obligations specified in Section 8.03.

Section 8.05.      Application of Trust Moneys. The Trustee shall hold any amount in U.S. dollars or non-callable U.S. government obligations deposited with it in the irrevocable trust established pursuant to Section 8.01. The Trustee shall apply the deposited amount in U.S. dollars or the non-callable U.S. government obligations, together with earnings thereon, through any Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.01, to the payment of principal of, premium, if any, interest and Additional Amounts, if any, on the Notes.  Anything in this Article Eight to the contrary notwithstanding and subject to Section 7.06, the Trustee shall deliver or pay to the Issuer from time to time upon the Issuer’s request any amount in U.S. dollars or non-callable U.S. government obligations held by it as provided in Section 8.01 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Each of the Issuer and the Guarantors shall pay and indemnify, jointly and severally, the Trustee against any tax, fee or other charge imposed on or assessed against the non-callable U.S. government obligations deposited pursuant to Section 8.01 or the principal, premium, if any, and interest, received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

Section 8.06.      Repayment to the Issuer; Unclaimed Money. Subject to Sections 7.06, 8.01, 8.02 and 8.05, the Trustee and each Paying Agent shall promptly pay to the Issuer upon written request from the Issuer any excess amount in U.S. dollars or non-callable U.S. government obligations held by them at any time.  The Trustee and each Paying Agent shall pay to the Issuer, upon receipt by the Trustee or such Paying Agent, as the case may be, of a written request from the Issuer, any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required, without interest thereon.  After payment to the Issuer, Holders entitled to money must look solely to the Issuer for payment as general creditors unless an applicable abandoned property law designated another Person, and all liability of the Trustee or any Paying Agent with respect to such money shall thereupon cease.

Claims against the Issuer for the payment of principal, premium, if any, interest or Additional Amounts, if any, in respect of the Notes will be prescribed unless made within six years of the due date for payment of such principal, premium, if any, or interest and Additional Amounts, if any.

Section 8.07.      Reinstatement. If the Trustee or Paying Agent is unable to apply any amount in U.S. dollars or non-callable U.S. government obligations in accordance with Section 8.01 or 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and each other Indenture Document to which such person is a party shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 or 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such amount in U.S. dollars or non-callable U.S. government obligations in accordance with Section 8.01 or 8.02; provided, however, that if the Issuer has made any payment of premium, if any, or interest on or principal of any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or non-callable U.S. government obligations held by the Trustee or Paying Agent.

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Article 9
amendments, Supplements and Waivers

Section 9.01.      Modification of this Indenture Without Consent of Holders. From time to time, the Issuer, the Guarantors and the Trustee, without the consent of the Holders, may amend, modify or supplement this Indenture, the Notes and/or the Guarantees:

(1)      to cure any ambiguity, defect or inconsistency contained therein;
(2)      to provide for uncertificated Notes in addition to or in place of certificated Notes;
(3)      to provide for the assumption of (i) the Issuer’s obligations under this Indenture and under the Notes, or (ii) any of the Guarantors’ obligations under this Indenture and the Guarantees, in each case, in accordance with Section 5.01;
(4)      to provide for the assumption of the Issuer’s obligations under this Indenture and the Notes in accordance with Article Ten;
(5)      to allow any Subsidiary or any other Person to guarantee the Notes;
(6)      to provide for the issuance of Additional Notes in accordance with this Indenture;
(7)      to evidence the replacement of the Trustee as provided for under this Indenture;
(8)      if necessary, in connection with any addition or release of any security permitted under this Indenture;
(9)      to conform the text of this Indenture, the Notes or the Guarantees to any provision of the section of the Offering Memorandum, entitled “Description of the Notes,” to the extent that such provision in such section was intended to be a verbatim recitation of a provision of this Indenture, the Guarantees or the Notes;
(10)  to surrender any right conferred upon the Issuer or any of the Guarantors;
(11)  to comply with any requirements of the SEC in connection with any qualification of this Indenture under the Trust Indenture Act; or
(12)  to make any other change that would provide any additional rights or benefits to the Holders or that does not materially and adversely affect the rights of any such Holder or beneficial owner under this Indenture, the Notes or the Guarantees.

After an amendment, modification, waiver or supplement under this Section 9.01 becomes effective, the Issuer shall give to the Holders affected thereby a notice as provided under Section 12.01 briefly describing the amendment, modification, waiver or supplement.  Any failure of the Issuer to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, modification, waiver or supplement.

Section 9.02.      Modification of this Indenture with Consent of Holders. The Issuer and the Guarantors, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the then outstanding Notes, may amend or supplement this Indenture, the Notes and the Guarantees.  The Holder or Holders of a majority in aggregate principal amount of the then outstanding Notes may waive compliance by the Issuer or the Guarantors, as the case may be, with any provision of this Indenture or the Notes.  However, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall without the consent of each Holder affected thereby:

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(1)      reduce the percentage of the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Notes;
(2)      reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, or Additional Amounts, if any, on any Notes;
(3)      reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the Redemption Price therefor;
(4)      after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder;
(5)      change the currency or place of payment in which amounts due in respect of the Notes are payable;
(6)      make any change in provisions of this Indenture (i) protecting the contractual right of each Holder expressly set forth in this Indenture to receive payment of principal of, premium, if any, interest, and Additional Amounts, if any, on such Note on or after the due date thereof, (ii) protecting the contractual right of each Holder expressly set forth in this Indenture to bring suit to enforce such payment, or (iii) permitting Holders of a majority in outstanding principal amount of Notes to waive certain Defaults or Events of Default;
(7)      subordinate the Notes in right of payment to any other Indebtedness of the Issuer or the Guarantors or otherwise affect the ranking of the Notes or the Guarantees in a manner adverse to the Holders;
(8)      make any change in the Guarantees that would materially and adversely affect the Holders otherwise than in accordance with the terms of this Indenture;
(9)      release any security interest that may have been granted in favor of the Holders other than pursuant to the terms of such security interest;
(10)  amend or modify the provisions described under Section 2.06 or reduce the price payable pursuant to Section 3.02 of this Indenture and Paragraphs 5(A), 5(B) or 5(C) of the Notes, or an Offer to Purchase made pursuant to Section 4.11; or
(11)  make any change in the preceding amendment and waiver provisions.

The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment.  It is sufficient if such consent approves the substance of the proposed amendment.  After an amendment to this Indenture pursuant to the preceding paragraph becomes effective, the Issuer will be required to give notice to the Holders as provided under Section 12.01 briefly describing such amendment.  Any failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of such amendment.

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Section 9.03.      Revocation and Effect of Consents. Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note or portion of such Note by written notice to the Trustee and the Issuer received before the date on which the Trustee receives written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes or an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver, whichever first occurs.  An amendment, waiver or supplement shall become effective upon receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes or such Officers’ Certificate, whichever first occurs, and the execution thereof by the Trustee.

The Issuer may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which Record Date shall be either (i) at least thirty (30) days prior to the first solicitation of such consent or (ii) the date of the most recent list furnished to the Trustee under Section 2.05. If a Record Date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such Record Date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such Record Date.  No such consent shall be valid or effective for more than ninety (90) days after such Record Date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (1) through (9) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder; and provided, further, that new Notes with such amendments or waivers will be issued to those consenting Holders.  Such new Notes shall have separate CUSIP and ISIN numbers from those Notes held by non-consenting Holders.

Section 9.04.      Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver the Note to the Trustee.  The Trustee at the written direction of the Issuer may, but is not required to, place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated.  Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make an appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver.  Any such notation or exchange shall be made at the sole cost and expense of the Issuer.  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05.      Trustee to Sign Amendments, Etc. The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the rights, duties, indemnities or immunities of the Trustee under this Indenture.  The Trustee shall be entitled to receive, and shall be fully protected in relying upon, in addition to any other documents required by Section 12.03, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver is authorized or permitted by this Indenture.  Such Opinion of Counsel shall not be an expense of the Trustee and shall be paid for by the Issuer.

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Article 10
Substitution of the Issuer

Section 10.01.  Substitution of the Issuer. The Issuer may, without the consent of any Holder of the Notes, be replaced and substituted by any direct or indirect Subsidiary of the Parent Guarantor as principal debtor in respect of the Notes (in that capacity, the “Substituted Issuer”); provided that the following conditions are satisfied:

(1)      such documents shall be executed by the Substituted Issuer, the Issuer, the Guarantors and the Trustee as may be necessary to give full effect to the substitution, including a supplemental indenture under which the Substituted Issuer assumes all of the Issuer’s obligations under this Indenture and the Notes (the “Issuer Substitution Documents”), and pursuant to which (i) the Substituted Issuer shall undertake in favor of each Holder, the Trustee and the Agents to be bound by the terms and conditions of the Notes and the provisions of this Indenture as fully as if the Substituted Issuer had been named in the Notes and herein as the principal debtor in respect of the Notes in place of the Issuer (or any previous substitute), (ii) the Guarantors shall continue to unconditionally and irrevocably guarantee in favor of each Holder the payment of all sums payable by the Substituted Issuer as such principal debtor on the same terms mutatis mutandis as the Issuer, and (iii) the covenants and Events of Default shall apply to the Substituted Issuer in respect of the Notes as if no such substitution had occurred, it being the intent that the rights of Holders in respect of the Notes shall be unaffected by such substitution;
(2)      if the Substituted Issuer is organized in a jurisdiction other than Luxembourg, the Issuer Substitution Documents will contain covenants to: (i) ensure that each Holder of Notes has the benefit of a covenant in terms corresponding to the obligations of the Issuer, in respect of the payment of Additional Amounts (but replacing references to Luxembourg in Section 2.06 with references to the other jurisdiction of organization of the Substituted Issuer); and (ii) indemnify the Holder of Notes against all taxes or duties that arise by reason of a law or regulation in effect on the effective date of the substitution, to the extent such taxes or duties are incurred or levied against such Holder in Luxembourg as a result of the substitution and that would not have been so incurred or levied had the substitution not been made;
(3)      the Substituted Issuer shall have delivered, or procured the delivery, to the Trustee of legal opinions from a firm of lawyers in the country of incorporation of the Substituted Issuer and in Brazil, to the effect that the Issuer Substitution Documents constitute legal, valid and binding obligations of the Substituted Issuer and the Guarantors;
(4)      the Issuer shall have delivered, or procured the delivery, to the Trustee of a legal opinion from a firm of lawyers in the country of incorporation of the Issuer acting for the Issuer to the effect that the Issuer Substitution Documents constitute legal, valid and binding obligations of the Issuer;
(5)      the Issuer shall have delivered, or procured the delivery, to the Trustee of a legal opinion from a leading firm of New York lawyers to the effect that the Issuer Substitution Documents constitute legal, valid and binding obligations of the parties thereto under New York law;
(6)      the Substituted Issuer shall have appointed a process agent in the Borough of Manhattan, the City of New York to receive service of process on its behalf in relation to any legal action or proceedings arising out of or in connection with the Notes or the Issuer Substitution Documents;
(7)      there shall be no outstanding Event of Default in respect of the Notes; and
(8)      the substitution shall comply with all applicable requirements under the laws of Brazil, the jurisdiction of organization of the Substituted Issuer, and of the Issuer.

Upon the execution of the Issuer Substitution Documents as referred to in paragraph (1) above, the Substituted Issuer shall be deemed to be named in the Notes as the principal debtor in place of the Issuer (or of any previous substitute under these provisions) and the Notes shall thereupon be deemed to be amended to give effect to the substitution.  The execution of the Issuer Substitution Documents shall operate to release the Issuer (or such previous substitute as aforesaid) from all its obligations in respect of the Notes and this Indenture including its obligation to indemnify the Trustee and Agents under this Indenture.

The Issuer Substitution Documents shall be deposited with and held by the Trustee for so long as any Note remains outstanding and for so long as any claim made against the Substituted Issuer or the Issuer by any Holder in relation to the Notes or the Issuer Substitution Documents shall not have been finally adjudicated, settled or discharged.

Not later than 10 Business Days after the execution of the Issuer Substitution Documents, the Substituted Issuer shall give notice thereof to the Holders in accordance with the provisions described herein.

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Article 11
Guarantees

Section 11.01.  Guarantees. Each Guarantor hereby jointly and severally, fully, irrevocably and unconditionally guarantees on a senior unsecured basis (such guarantees to be referred to herein collectively as the “Guarantees” and each a “Guarantee”), to each of the Holders and the Trustee and their respective successors and assigns that (i) the principal of, premium, if any, interest, and Additional Amounts, if any, on the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether upon an Interest Payment Date, at the Stated Maturity Date or any other Maturity Date, upon redemption pursuant to the terms of the Notes, by acceleration or otherwise, and, to the extent permitted by applicable law, interest on the overdue principal of, premium, if any, and interest on the Notes and all costs and expenses (including legal fees and expenses) incurred by Holders to enforce their rights under the Guarantees, and all other Obligations of the Issuer to the Holders and the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 11.03.

The Guarantees shall rank equal in right of payment with all existing and future senior unsecured obligations of the Guarantors (other than obligations preferred by statute or by operation of law) and rank senior in right of payment to all existing and future Indebtedness that is subordinated to the Guarantee of the relevant Guarantor.  Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by the Trustee or any of the Holders with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the relevant Guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in each Guarantee.

Each Guarantor unconditionally and irrevocably waives any and all rights provided under Articles 333, sole paragraph, 366, 368, 821, 827, 829, 830, 832, 833, 834, 835, 837, 838 and 839 of the Brazilian Civil Code and Articles 130 and 794 of the Brazilian Civil Procedure Code.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors, or any Custodian, trustee, liquidator or other similar official acting in relation to the Issuer or the Guarantors, any amount paid by the Issuer or the Guarantors to the Trustee or such Holder, these Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Guarantor further agrees that, as between the Holders and the Trustee (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of its Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by the relevant Guarantor for the purpose of its Guarantee.

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Section 11.02.  Release of the Guarantor. Each Guarantor will be automatically and unconditionally released from its Guarantee (and may subsequently dissolve) without any action required on the part of the Trustee or any Holder:

(1)      if the Issuer or any Guarantor exercises its Legal Defeasance option or its Covenant Defeasance option as described in Section 8.01;
(2)      upon satisfaction and discharge of this Indenture in accordance with Section 8.02 or payment in full in immediately available funds of the principal of premium, if any, accrued and unpaid interest on the Notes and all other Obligations; or

The Trustee shall promptly execute and deliver an appropriate instrument evidencing such release upon receipt of a written request by the Issuer or the relevant Guarantor accompanied by an Officers’ Certificate certifying as to compliance with this Section 11.02.  If a Guarantor has not been so released, it remains liable for the full amount of its Guarantee as provided in this Article Eleven.

Section 11.03.  Limitation of the Guarantors’ Liability. Each Guarantor and, by its acceptance of a Note, each of the Holders hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, any applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.  To effectuate the foregoing intention, the Holders and the Guarantors hereby irrevocably agree that the obligations of the Guarantors under their Guarantees shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of the Guarantors and after giving effect to any collections from or payments made by a Guarantor under its Guarantee, result in the obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

Section 11.04.  Waiver of Stay, Extension or Usury Laws. Each Guarantor covenants to the extent permitted by law that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of its Guarantee; and each Guarantor hereby expressly waives to the extent permitted by law all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

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Article 12
Miscellaneous

Section 12.01.  Notices. Any notices or other communications required or permitted hereunder shall be in English and in writing, and shall be sufficiently given if made by hand delivery, overnight courier, by facsimile or electronic transmission or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Trustee:                 The Bank of New York Mellon, as Trustee
240 Greenwich Street, Floor 7 East
New York, New York 10286
Telephone: 212-815-3697
Email: lisa.Sollitto@bnymellon.com
Attention: Corporate Administration

If to the Issuer or the Guarantors:                   c/o Natura &Co Holding S.A.
Avenida Alexandre Colares No. 1,188, Vila Jaguara, 05106-000, São Paulo, SP, Brazil
Email: itamargaino@natura.net
Attention: Itamar Gaino Filho, Chief Legal and Compliance Officer

Each of the Issuer, the Guarantors and the Trustee by written notice to the other parties hereto may designate additional or different addresses for notices to such Person.  Any notice or communication to the Issuer, the Guarantors or the Trustee shall be deemed to have been given or made as of the date of actual receipt thereof.

Any notice or communication send to a Holder of Definitive Notes shall be send to such Holder by first class mail, postage prepaid, or other equivalent means at such Holder’s address as it appears on the Register maintained by the Registrar and shall be sufficiently given to such Holder if so send within the time prescribed.  Any notice or communication given to a Holder of Global Notes shall be given to the Depositary in accordance with its Applicable Procedures.  For the avoidance of doubt, notwithstanding any other provision herein, where this Indenture provides for notice of any event to any Holder of an interest in Global Notes (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Notes (or its designee), in accordance with the Applicable Procedures of each Depositary, if any, prescribed for the giving of such notice.

Any requirement of notice under this Indenture may be waived by the Person entitled to such notice before or after such notice is required to be given, and such waivers shall be filed with the Trustee.

Failure to give a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is given in the manner provided above, it is duly given, whether or not the addressee receives it.

Any notice, report or other communication given hereunder may be in writing and addressed as follows or to the extent receipt is confirmed telephonically sent by Electronic Means to the address provided above.  The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by the Issuer by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) subsequent to such transmission of written instructions, the Issuer shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the Issuer providing such instructions or directions.  In respect of this Indenture, none of the Trustee nor any Agent shall have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission (an “Instruction”).  If the Trustee or Agent acts upon an Instruction, the Trustee’s or Agent’s, as applicable, understanding of such Instructions shall be deemed controlling.  None of the Trustee nor any Agent shall have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of the Trustee’s or Agent’s reliance upon or compliance with Instructions notwithstanding such Instructions conflict or are inconsistent with a subsequent written instruction.  The Issuer agrees to assume all risks arising out of the use of electronic methods to submit Instructions to the Trustee and/or any Agent, including without limitation the risk of the Trustee and/or any Agent acting on unauthorized Instructions, and the risk of interception and misuse by third parties.  The Issuer (i) acknowledges that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer, (ii) acknowledges that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances, and (iii) agrees to notify the Trustee and Agent immediately upon learning of any compromise or unauthorized use of the security procedures.

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Section 12.02.  Communications by Holders with Other Holders. Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture, the Notes or the Guarantees.  The Issuer, the Guarantors, the Trustee, the Registrar, the Transfer Agents and any other Person shall have the protection of Trust Indenture Act Section 312(c).

Section 12.03.  Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer or any Guarantor to the Trustee to take any action under this Indenture, the Issuer or the relevant Guarantor, as the case may be, shall furnish to the Trustee upon request:

(1)      an Officers’ Certificate, in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent to be performed by the Issuer or the relevant Guarantor, as the case may be, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(2)      an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Issuer or the relevant Guarantor, as the case may be, if any, provided for in this Indenture relating to the proposed action have been complied with.

Section 12.04.  Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers’ Certificate required by Section 4.06 or delivered pursuant to Section 2.02, shall include substantially:

(1)      a statement that the Person making such certificate or opinion has read such covenant or condition;
(2)      a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)      a statement that, in the opinion of such Person, he or she has made such examination or investigation as is reasonably necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(4)      a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

Section 12.05.  Governing Law. THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  FOR THE AVOIDANCE OF DOUBT, THE PROVISIONS OF ARTICLES 470-1 TO 470-19 (INCLUDED) OF THE LUXEMBOURG LAW DATED AUGUST 10, 1915 ON COMMERCIAL COMPANIES, AS AMENDED, WILL NOT BE APPLICABLE TO THIS INDENTURE, THE NOTES OR THE GUARANTEES.

FOR THE PURPOSES OF PARAGRAPH 2 OF ARTICLE 9 OF BRAZILIAN DECREE LAW NO. 4,657, OF SEPTEMBER 4, 1942, AS AMENDED, WHICH STATES THAT THE OBLIGATIONS ARISING UNDER THIS INDENTURE ARE DEEMED UNDERTAKEN IN THE JURISDICTION IN WHICH THE PROPONENT IS DOMICILED, AND FOR NO OTHER PURPOSES WHATSOEVER, THE TRUSTEE IS THE PROPONENT OF THIS INDENTURE.

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Section 12.06.  No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any of its Subsidiaries.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.07.  No Recourse Against Others. No past, present or future director, officer, employee, incorporator, or shareholder of the Issuer or any of the Guarantors, as such, shall have any liability for any obligations of the Issuer or any of the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

Section 12.08.  Successors. All agreements of the Issuer and the Guarantors in this Indenture, the Notes and the Guarantees shall bind their successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.09.  Duplicate Originals. All parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together shall represent the same agreement.

Section 12.10.  Entire Agreement. This Indenture, including the documents referred to herein, contains the entire understanding of the parties hereto with respect to the subject matter contained herein, and there are no promises, undertakings, representations or warranties by the parties hereto relative to the subject matter hereof not expressly specified or referred to herein.

Section 12.11.  Severability. In case any one or more of the provisions in this Indenture, the Notes or the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 12.12.  Waiver of Jury Trial. EACH OF THE PARTIES HERETO AND EACH HOLDER BY PURCHASE OF THE NOTES IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AMONG THE PARTIES ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.13.  Consent to Jurisdiction; Waivers; Appointment of Agent for Service of Process. (a) Each of the parties hereto hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York or of any New York State court (in either case sitting in the Borough of Manhattan, New York City), with all applicable courts of appeal therefrom, with respect to actions brought against it as a defendant, for purposes of all legal proceedings arising out of or relating to this Indenture, the Notes, the Guarantees or the transactions contemplated hereby.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding throughout in such a court, any claim that any such proceeding brought in such a court has been brought in an inconvenient forum and any objection based on place of residence or domicile.  Nothing herein shall be deemed to limit the ability of any party to this Indenture or any other Person to bring suit against the Issuer in any other permissible jurisdiction.

(b)      Each of the Issuer and the Guarantors irrevocably appoints Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, New York 10168, United States, as its authorized agent on which any and all legal process may be served in any such action, suit or proceeding brought in the United States District Court for the Southern District of New York or in any New York State court (in either case sitting in the Borough of Manhattan, New York City).  Such appointment shall be irrevocable so long as any of the Notes or the Guarantees remain outstanding or until the irrevocable appointment of a successor agent.  Each of the Issuer and the Guarantors agrees that personal service of process in respect of it upon such agent, together with written notice of such service sent to it in the manner provided for in Section 12.01, shall be deemed to be effective service of process upon it in any such action, suit or proceeding.  Each of the Issuer and the Guarantors agrees that the failure of such agent to give notice to it of any such service of process shall not impair or affect the validity of such service or any judgment rendered in any action, suit or proceeding based thereon.  If for any reason such agent shall cease to be available to act as such (including by reason of the failure of such agent to maintain an office in New York City), each of the Issuer and the Guarantors agrees promptly to designate a new agent in New York City, on the terms and for the purposes of this Section 12.13. Nothing herein shall in any way be deemed to limit the ability of the Trustee or any Holder to serve any such legal process in any other manner permitted by applicable law or to obtain jurisdiction over the Issuer or the Guarantors or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by applicable law.

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(c)       To the extent that either the Issuer or any of the Guarantors has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or execution, on the ground of sovereignty or otherwise) with respect to itself or its Property, it hereby irrevocably waives, to the fullest extent permitted by applicable law, such immunity in respect of its obligations under this Indenture, the Notes or the Guarantees.

(d)      This Indenture, the Notes, the Guarantees and any other documents delivered pursuant hereto, and any actions taken hereunder, constitute commercial acts by the Issuer and the Guarantors.  Each of the Issuer and the Guarantors irrevocably and unconditionally and to the fullest extent permitted by law, waives, and agrees not to plead or claim, any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) for itself of any of its property, assets or revenues wherever located with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Indenture, the Notes, the Guarantees or any document delivered pursuant hereto, in each case for the benefit of its assigns, it being intended that the foregoing waiver and agreement will be effective, irrevocable and not subject to withdrawal in any and all jurisdictions, and, without limiting the generality of the foregoing, agrees that the waivers set forth in this paragraph shall have the fullest scope permitted under the U.S. Foreign Sovereign Immunities Act of 1976 and are intended to be irrevocable for the purposes of such act.

(e)       Each of the Issuer and the Guarantors irrevocably waives, to the fullest extent permitted by applicable law, any claim that any action or proceeding relating in any way to this Indenture (or the Notes or the Guarantees) should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by the Issuer relating in any way to this Indenture (or the Notes or the Guarantees) whether or not commenced earlier.  To the fullest extent permitted by applicable law, the Issuer and the Guarantors shall take all measures necessary for any such action or proceeding to proceed to judgment before the entry of judgment in any such action or proceeding commenced by the Issuer.

Section 12.14.  Indemnification of Judgment Currency. Each reference in this Indenture to U.S. dollars, including by use of the symbol “U.S.$”, is of the essence.  The Issuer and the Guarantors shall, jointly and severally, so long as they are not prohibited to do so pursuant to any applicable law or regulation, indemnify the Trustee and any Holder against any loss incurred by it, as a result of any judgment or order being given or made for any amount expressed to be due to such person under this Indenture, such Note or the Guarantees in U.S. dollars and being expressed and paid in a currency (the “Judgment Currency”) other than U.S. dollars, and as a result of any variation between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in New York City at which the Trustee or such Holder, as the case may be, on the date of payment of such judgment or order is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by the Trustee or such Holder.  If the amount of U.S. dollars so purchased are greater than the amount originally due to the Trustee or such Holder hereunder, the Trustee or such Holder agrees to pay to the Issuer or the Guarantors, as the case may be, an amount equal to the excess of the U.S. dollars so purchased over the amount originally due to the Trustee or such Holder hereunder.  The foregoing indemnity shall constitute a separate and independent obligation from the other obligations of the Issuer and the Guarantors; shall give rise to a separate and independent cause of action; shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or the Guarantees or any other judgment; and shall apply irrespective of any waiver or indulgence granted by the Trustee or any Holder.  The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. dollars.  The provisions of this Section 12.14 shall survive the satisfaction and discharge of this Indenture.

Section 12.15.  Headings and Table of Contents. Section headings and the table of contents in this Indenture have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

Section 12.16.  Use of English Language. Any certificate, report, request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language or accompanied by an English translation thereof, except that any published notice may be in an official language of the country of publication.

Section 12.17.  USA Patriot Act. The parties hereto acknowledge that, in accordance with Section 326 of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)) (as amended, modified or supplemented from time to time, the “USA PATRIOT Act”), the Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that opens an account.  The parties to this Agreement agree that they will provide the Trustee with such information as the Trustee may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

Natura &Co Luxembourg Holdings S.à r.l.
By:	/s/ Mihaela Popa
Name: Mihaela Popa
Title: Manager

By:
Name:
Title:

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

Natura &Co Holding S.A.
By:	/s/ Itamar Gaino Filho
Name: Itamar Gaino Filho
Title: Legal and Compliance Officer

By:	/s/ Guilherme Strano Castellan
Name: Guilherme Strano Castellan
Title: Chief Financial Officer

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

Natura Cosméticos S.A.
By:	/s/ Ana Costa
Name: Ana Costa
Title:

By:	/s/ Silvia Vilas Boas
Name: Silvia Vilas Boas
Title:

THE BANK OF NEW YORK MELLON, as Trustee, Paying Agent, Registrar and Transfer Agent
By:	/s/ Francine Kincaid
Name: Francine Kincaid
Title: Vice President

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EXHIBIT A

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Rule 144A Global Note]
[Regulation S Global Note]
[Definitive Note]

Registered Holder: Cede & Co

[CUSIP: _____
ISIN: _____][1]

6.000% Senior Notes due 2029

No._______	U.S.__________[2]

Natura &Co Luxembourg Holdings S.à r.l. (the “Issuer”), a private limited liability company (société à responsabilité limitée) organized and established under the laws of Luxembourg, having its registered office at 8-10, Avenue de la Gare, L-1610 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg Trade and Companies Register (Registre de commerce et des sociétés, Luxembourg) under number B 98931.

The Issuer promises to pay to Cede & Co. or registered assigns, the principal sum of _________________ U.S. DOLLARS (or such greater or lesser amount as may from time to time be endorsed in accordance with the Indenture on the “Schedule of Increases and Decreases of Interests in the Global Note” attached hereto) on April 19, 2029.

Additional provisions set forth on the reverse of this Note shall have the same effect as if set forth in this place.

Interest Payment Dates: April 19 and October 19, commencing on October 19, 2022.

Record Dates: April 4 and October 4.

1  For Rule 144A Global Note: CUSIP: 63884W AA6 / ISIN: US63884WAA62. For Regulation S Global Note: CUSIP: L6S52V AA0 / ISIN: USL6S52VAA02.

2  For Rule 144A Global Note: U.S.$256,919,000. For Regulation S Global Note: U.S.$343,081,000.

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Natura &Co Luxembourg Holdings S.à r.l.
By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION THE BANK OF NEW YORK MELLON, as Trustee certifies that this is one of the Notes issued under the within-mentioned Indenture.
By:		Dated:
Authorized Signatory

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Reverse of Note

6.000% Senior Notes due 2029

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)     INTEREST. Natura &Co Luxembourg Holdings S.à r.l., a private limited liability company (société à responsabilité limitée) organized and established under the laws of Luxembourg, having its registered office at 8-10, avenue de la Gare, L – 1610 Luxembourg, registered with the Luxembourg Register of Commerce and Companies (Registre de Commerce et des Sociétés, Luxembourg) under number B98931 (the “Issuer”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.  Interest on the Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance.  The Issuer will pay interest semi-annually in arrears in immediately available funds on each Interest Payment Date, commencing on October 19, 2022.  The Issuer will, to the extent permitted by applicable law, pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; and it will, to the extent permitted by applicable law, pay interest on overdue installments of interest from time to time on demand at the same rate.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2)     METHOD OF PAYMENT: The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date, and on or before such Interest Payment Date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Issuer shall pay principal and interest in U.S. dollars.  The Notes will be payable as to principal, premium and interest at the office or agency of the Issuer maintained for such purpose within or without the City and State of New York, or, at the option of the Issuer, payment of interest may be made by check payable in U.S. dollars mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, interest, and premium, if any, on all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or any Paying Agent.

(3)     AGENTS. Initially, The Bank of New York Mellon, the Trustee under the Indenture, will act as Registrar, Transfer Agent and Paying Agent.

(4)     INDENTURE. The Notes and the Guarantees were issued under an Indenture, dated as of April 19, 2022 (the “Indenture”), among the Issuer, the Guarantors named therein, the Trustee and the other parties thereto.  The terms of the Notes include those stated in the Indenture.  Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture for a statement of such terms.  The Notes are senior unsecured obligations of the Issuer.  Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

(5)     REDEMPTION AND REPURCHASE.

(A)     Redemption for Tax Reasons.  The Issuer or any Guarantor may, at its option, redeem the Notes, in whole but not in part, upon notice of not less than ten (10) nor more than sixty (60) days, at a Redemption Price equal to 100% of the principal amount thereof, plus accrued and unpaid interest (subject to the right of the Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) and Additional Amounts, if any, to the Redemption Date, if as a result of:

(1)     any amendment to, or change in, the laws or treaties (or any regulations or rulings promulgated thereunder) of a Taxing Jurisdiction; or

(2)     any amendment to or change in an official interpretation or application regarding such laws, treaties, regulations or rulings (including a determination by a court of competent jurisdiction),

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which amendment or change becomes effective on or after the Issue Date, (i) the Issuer or any Guarantor, as the case may be, has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes (and, in respect of the Obligations of any Guarantor, such Guarantor is making or will be making payments with respect to the Notes in lieu of the Issuer), any Additional Amounts (or in the case of any Guarantor, any Additional Amounts in excess of those attributable to a Brazilian withholding tax rate of 15% and in the case of any successor Person to the Issuer or a Guarantor who is a Non-Resident Holder of the Notes, any Additional Amounts in excess of those attributable to the rate of withholding applicable to payments on the Notes in the jurisdiction in which such successor is resident on the date such successor replaces the Issuer or any Guarantor, as applicable), in each case, determined without regard to any interest, fees, penalties or other additions to tax and (ii) the Issuer or any Guarantor, as the case may be, determines in good faith that such obligation cannot be avoided by the use of reasonable measures available to the Issuer or such Guarantor (including, without limitation, by changing the jurisdiction from which or through which payment is made, to the extent such change would be a reasonable measure in light of the circumstances); provided that:

(a)     no such notice of redemption may be given earlier than sixty (60) days prior to the earliest date on which the Issuer or any Guarantor, as the case may be, would be obligated to pay such Additional Amounts were a payment in respect of the Notes then due and payable, and

(b)     at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.

No such redemption shall be effective unless and until the Trustee receives the amount payable upon redemption as set forth above.

Immediately prior to the delivery of any notice of redemption to the Holders pursuant to this provision, the Issuer or the relevant Guarantor will deliver to the Trustee:

(i)     an Officers’ Certificate (A) stating that the Issuer or such Guarantor, as the case may be, is entitled to effect such redemption, (B) setting forth a statement of facts showing that the conditions precedent to the right of the Issuer or such Guarantor, as the case may be, to so redeem have occurred, and (C) stating that all governmental approvals, if any, necessary to effect such redemption have been obtained and are in full force and effect, and

(ii)     an Opinion of Counsel in the relevant Taxing Jurisdiction, to the effect that (A) the Issuer or such Guarantor, as the case may be, has or will become obligated to pay such Additional Amounts as a result of such amendment or change and (B) all governmental approvals, if any, necessary to effect such redemption have been obtained and are in full force and effect.

Any notice of redemption pursuant to this provision will be irrevocable.

The foregoing provisions will apply mutatis mutandis to the laws and official interpretations or applications of any jurisdiction in which any successor permitted under Section 5.01 of the Indenture or the Substituted Issuer (as described under Section 10.01 of the Indenture) is organized, but only with respect to events arising after the date of succession or substitution.

(B)     Optional Redemption with Make-Whole Premium.  The Issuer or any Guarantor may, at its option, redeem the Notes, in whole or in part, at any time prior to the Par Call Date, upon not more than 60 and not fewer than ten (10) days’ notice to the Holders of the Notes.  The Issuer or any Guarantor may redeem the Notes either as a whole or in part at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) the sum of the present values of each remaining payments due under the Notes being redeemed (exclusive of any interest accrued to the date of redemption) as if such Notes were redeemed on the Par Call Date, discounted (for purposes of determining present value) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest and Additional Amounts, if any, thereon to, but excluding, the redemption date; provided that Notes in an aggregate principal amount equal to at least U.S.$100 million remain outstanding immediately after the occurrence of any partial redemption of Notes.

(C)     Optional Redemption at Par.  The Issuer or any Guarantor may, at its option, redeem the Notes, in whole or in part, at any time on or after the Par Call Date.  The Issuer or any Guarantor may redeem the Notes either as a whole or in part at a Redemption Price equal to 100.000% of the principal amount of the Notes being redeemed plus accrued and unpaid interest and Additional Amounts, if any, on the principal amount of the Notes being redeemed to, but excluding, such redemption date; provided that Notes in an aggregate principal amount equal to at least U.S.$100 million remain outstanding immediately after the occurrence of any partial redemption of Notes.

(D)     Offer to Purchase.  Notwithstanding the foregoing, in connection with any tender offer (including any Offer to Purchase in connection with a Change of Control made in accordance with the terms of the indenture) for Notes, in the event that the Holders of not less than 85% of the aggregate principal amount of the outstanding Notes validly tender and do not withdraw the Notes in such tender offer or a third party purchases all the Notes held by such holders, the Issuer or any Guarantor will have the right, on not less than 10 nor more than sixty (60) days’ prior notice, given not more than thirty (30) days following such purchase date, to redeem all of the Notes that remain outstanding following such purchase at a price equal to the price paid to each other holder in such tender offer plus, to the extent not included in the purchase price, accrued and unpaid interest and Additional Amounts, if any, on the Notes that remain outstanding, to the date of redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

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There is no sinking fund or mandatory redemption applicable to this Note.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer or any of the Guarantors, as the case may be, in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer or the relevant Guarantor, as the case may be, after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) – H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading).  In determining the Treasury Rate, the Issuer or the relevant Guarantor, as the case may be, shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.  For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, the Issuer or the relevant Guarantor, as the case may be, shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable.  If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer or the relevant Guarantor, as the case may be, shall select the United States Treasury security with a maturity date preceding the Par Call Date.  If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer or the relevant Guarantor, as the case may be, shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time.  In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.  In no event shall the trustee be responsible for calculating or determining the Treasury Rate.

The actions and determinations of the Issuer or any of the Guarantors, as the case may be, in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

(6)     NOTICE OF REDEMPTION.  Notice of redemption will be given at least ten (10) days but not more than sixty (60) days before the Redemption Date to each Holder of Notes to be redeemed in accordance with Section 12.01 of the Indenture.  If fewer than all of the Notes are to be redeemed, at any time, selection of Notes for redemption will be made in accordance with Section 3.03 of the Indenture; provided that no partial redemption will reduce the principal amount of a Note not redeemed to a denomination of less than U.S.$200,000.

Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with any Paying Agent for redemption on the Business Day prior to such Redemption Date sufficient to pay such Redemption Price plus accrued and unpaid interest and Additional Amounts, if any, to the Redemption Date, the Notes called for redemption will cease to bear interest from and after such Redemption Date, and the only remaining right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest as of the Redemption Date upon surrender to any Paying Agent of the Notes redeemed.

(7)     ADDITIONAL AMOUNTS.  The Issuer shall pay to the Holders of Notes such Additional Amounts as may become payable under Section 2.06 of the Indenture.

(8)     DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of U.S.$200,000 and integral multiples of U.S.$1,000.  A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture.  The Transfer Agent or Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees or similar governmental charges payable in connection therewith as permitted by the Indenture.  No Agent need register the transfer of or exchange of any Notes or portions thereof selected for redemption.

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(9)     PERSONS DEEMED OWNERS.  Subject to the rights of Holders as of a Record Date to receive interest on the related Interest Payment Date, the registered Holder of a Note shall be treated as the owner of it and the Notes of which it is composed for all purposes.

(10)     UNCLAIMED MONEY.  If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agents shall, upon written request of the Issuer, pay the money without interest thereon back to the Issuer.  After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

(11)     DEFEASANCE; DISCHARGE PRIOR TO REDEMPTION OR MATURITY.  If the Issuer or any of the Guarantors at any time deposits with the Trustee (a) cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, sufficient to pay the principal of, premium, if any, interest and Additional Amounts, if any, on the outstanding Notes on the applicable Redemption Date or on the Stated Maturity Date and complies with the applicable provisions of the Indenture relating thereto, the Issuer and the relevant Guarantor may defease its obligations with respect to the outstanding Notes or with respect to certain covenants thereunder or (b) funds in an amount sufficient to pay and discharge Indebtedness on the Notes and complies with the applicable provisions of the Indenture relating thereto, the Issuer and the relevant Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, in each case, except for the rights of Holders to receive payments in respect of the principal of, and premium, if any, and interest and Additional Amounts, if any, on the Notes when such payments are due from the deposits referred to above.

(12)     AMENDMENT; SUPPLEMENT; WAIVER.  Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and certain existing Defaults or Events of Default or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.  Without consent of any Holder, the parties to the Indenture may amend or supplement the Indenture, the Notes or the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees, or comply with Section 5.01 or Article Ten of the Indenture or make any other change that does not materially and adversely affect the rights of any Holder of a Note.

(13)     COVENANTS.  The Indenture imposes certain limitations on the ability of the Issuer, the Guarantors and the Significant Subsidiaries of the Parent Guarantor to, among other things, merge or consolidate with any other Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets.  These limitations are subject to important qualifications and exceptions.

(14)     SUCCESSORS.  When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes, the Guarantees and the Indenture, the predecessor will be released from those obligations.

(15)     DEFAULTS AND REMEDIES.  If an Event of Default occurs and is continuing, all of the Notes may be declared or shall become due and payable in the manner, at the time and with the effect provided in the Indenture.  Holders of Notes may not enforce the Indenture except as provided in the Indenture.  The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it.  The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

(16)     THE TRUSTEE DEALINGS WITH THE ISSUER.  Subject to the terms of the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, the Subsidiaries or their respective Affiliates as if it were not the Trustee.

(17)     NO RECOURSE AGAINST OTHERS.  No past, present or future director, officer, employee, incorporator, or shareholder of the Issuer or any of the Guarantors, as such, shall have any liability for any obligations of the Issuer or any of the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

(18)     GUARANTEE.  Payment of principal and interest and Additional Amounts, if any (including interest on overdue principal and overdue interest, if lawful), is unconditionally and irrevocably guaranteed by the Guarantors.

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(19)     AUTHENTICATION.  This Note shall not be valid until the Trustee or Authenticating Agent manually or electronically signs the certificate of authentication on this Note.

(20)     GOVERNING LAW.  THIS NOTE, THE GUARANTEES AND THE INDENTURE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  FOR THE AVOIDANCE OF DOUBT, THE PROVISIONS OF ARTICLES 470-1 TO 470-19 (INCLUDED) OF THE LUXEMBOURG LAW DATED AUGUST 10, 1915 ON COMMERCIAL COMPANIES, AS AMENDED, WILL NOT BE APPLICABLE TO THE NOTES.

(21)     WAIVER OF JURY TRIAL.  Each of the parties to the Indenture and each Holder by purchase of the Notes have irrevocably waived, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding among the parties thereto arising out of or relating to the Indenture, the Notes, the Guarantees or the transactions contemplated hereby or thereby.

(22)     CUSIP AND ISIN NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use the CUSIP and ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(23)     ABBREVIATIONS AND DEFINED TERMS.  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (=tenants in common), TEN ENT (= tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

The Issuer will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture.  Requests may be made to:

Natura &Co Holding S.A.

Avenida Alexandre Colares No. 1,188, Vila Jaguara, 05106-000, São Paulo, SP, Brazil Email: itamargaino@natura.net

Attention: Itamar Gaino Filho, Chief Legal and Compliance Officer

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[FORM OF] NOTATION OF GUARANTEES

For value received, each of Natura &Co Holding S.A. and Natura Cosméticos S.A., as guarantors (collectively, the “Guarantors” and each a “Guarantor”) (which term includes any successor Person under the Indenture), has, jointly and severally, unconditionally and irrevocably guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of April 19, 2022 (the “Indenture”), among Natura &Co Luxembourg Holdings S.à r.l., a private limited liability company (société à responsabilité limitée) organized and established under the laws of Luxembourg, having its registered office at 8-10, avenue de la Gare, L – 1610 Luxembourg, registered with the Luxembourg Register of Commerce and Companies (Registre de Commerce et des Sociétés, Luxembourg) under number B98931, as issuer (the “Issuer”), Natura &Co Holding S.A. and Natura Cosméticos S.A., as guarantors, The Bank of New York Mellon, as trustee, registrar, transfer agent and paying agent and the other parties thereto from time to time, (a) the principal of, premium, if any, interest, and Additional Amounts, if any, on the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether upon an Interest Payment Date, at the Stated Maturity Date or any other Maturity Date, upon redemption pursuant to the terms of the Notes, by acceleration or otherwise, and, to the extent permitted by applicable law, interest on the overdue principal of, premium, if any, and interest on the Notes and all costs and expenses (including legal fees and expenses) incurred by Holders to enforce their rights under the Guarantees, and all other obligations of the Issuer to the Holders and the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (a) and (b) above, to the limitations set forth in Section 11.03 of the Indenture.  The obligations of each Guarantor to the Holders of Notes and to the Trustee pursuant to its Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantees.  Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[Signature page follows]

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IN WITNESS WHEREOF, the Guarantors have caused this endorsement with respect to the U.S.$____________ 6.000% Notes Due 2029 of Natura &Co Luxembourg Holdings S.à r.l. to be duly executed.

Dated:

Natura &Co Holding S.A.
By:
Name:
Title:

By:
Name:
Title:

Natura Cosméticos S.A.
By:
Name:
Title:

By:
Name:
Title:

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(1) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _______________________________________________ to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

Date: ________________________

Your Signature: ________________________________
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*

*   Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF INCREASES AND DECREASES OF INTERESTS
IN THE GLOBAL NOTE3

The following increases and decreases in this Global Note have been made:

Date of Increase or Decrease	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount at maturity of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

3   This schedule should be included only if the Note is issued in global form.

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EXHIBIT B

GLOBAL NOTE LEGEND

Each Global Note will bear a legend in substantially the following form:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.  THIS NOTE MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN THE INDENTURE, AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.  BENEFICIAL INTERESTS IN THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE INDENTURE.”

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EXHIBIT C

PRIVATE PLACEMENT LEGEND

Each Restricted Global Note and each Restricted Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.  THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: SUCH DATE AS MAY BE DETERMINED BY THE ISSUER] [IN THE CASE OF REGULATION S NOTES: 40 DAYS OR SUCH LATER DATE AS MAY BE DETERMINED BY THE ISSUER] AFTER THE LATER OF (1) THE ORIGINAL ISSUE DATE HEREOF AND (2) THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY), ONLY (A) TO THE ISSUER OR NATURA &CO HOLDING S.A., (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) THROUGH OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN RELIANCE UPON REGULATION S OR (E) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR OTHER TRANSFER PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, A CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE ISSUER.”

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EXHIBIT D

FORM OF CERTIFICATE OF TRANSFER

The Bank of New York Mellon, as Trustee
240 Greenwich Street, Floor 7 East
New York, NY 10286
Tel No: 212-815-3697
Email: lisa.Sollitto@bnymellon.com
Attention: Corporate Trust Administration

Re: Natura &Co Luxembourg Holdings – 6.000% Senior Notes due 2029

Reference is hereby made to the Indenture, dated as of April 19, 2022 (the “Indenture”), among Natura &Co Luxembourg Holdings S.à r.l., a private limited liability company (société à responsabilité limitée) organized and established under the laws of Luxembourg, having its registered office at 8-10, avenue de la Gare, L – 1610 Luxembourg, registered with the Luxembourg Register of Commerce and Companies (Registre de Commerce et des Sociétés, Luxembourg) under number B98931, as issuer (the “Issuer”), Natura &Co Holding S.A., as a guarantor (the “Parent Guarantor”), Natura Cosméticos S.A., as a guarantor (“Natura Cosméticos” and, together with the Parent Guarantor, collectively, the “Guarantors” and each a “Guarantor”), The Bank of New York Mellon, as trustee, registrar, transfer agent and paying agent and the other parties thereto.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$______ aggregate principal amount of the Issuer’s 6.000% Senior Notes due 2029 (the “Notes”) [in the case of a transfer of an interest in a Rule 144A Global Note: which represent an interest in a Rule 144A Global Note (CUSIP: 63884W AA6 / ISIN: US63884WAA62) beneficially owned by the undersigned (the “Transferor”) to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Regulation S Global Note (CUSIP: L6S52V AA0 / ISIN: USL6S52VAA02).

In connection with such request, and with respect to such Notes, the Transferor confirms that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (“Regulation S”), and, accordingly, the Transferor represents that:

(a)     the offer of the Notes was not made to a person in the United States;

(b)     either (i) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on the Transferor’s behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither the Transferor nor any person acting on the Transferor’s behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c)     no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(d)     the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(e)     the Transferor is the beneficial owner of the principal amount of Notes being transferred.

In addition, if the sale is made during a Restricted Period and the provisions of Rule 904(b)(1) or Rule 904(b)(2) of Regulation S are applicable thereto, the Transferor confirms that such sale has been made in accordance with the applicable provisions of Rule 904(b)(1) or Rule 904(b)(2) of Regulation S, as the case may be.

D-1

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours, [Name of Transferor]
By:

Authorized Signature

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 EXHIBIT E

FORM OF CERTIFICATE OF EXCHANGE

The Bank of New York Mellon

240 Greenwich Street, Floor 7 East

New York, New York 10286

Tel No: 212-815-3697

Email: lisa.Sollitto@bnymellon.com
Attention: Corporate Trust Administration

Re: Natura &Co Luxembourg Holdings – 6.000% Senior Notes due 2029

Reference is hereby made to the Indenture, dated as of April 19, 2022 (the “Indenture”), among Natura &Co Luxembourg Holdings S.à r.l., a private limited liability company (société à responsabilité limitée) organized and established under the laws of Luxembourg, having its registered office at 8-10, avenue de la Gare, L – 1610 Luxembourg, registered with the Luxembourg Register of Commerce and Companies (Registre de Commerce et des Sociétés, Luxembourg) under number B98931, as issuer (the “Issuer”), Natura &Co Holding S.A., as a guarantor (the “Parent Guarantor”), Natura Cosméticos S.A., as a guarantor (“Natura Cosméticos” and, together with the Parent Guarantor, collectively, the “Guarantors” and each a “Guarantor”), The Bank of New York Mellon, as trustee, registrar, transfer agent and paying agent and the other parties thereto.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$_______ aggregate principal amount of the Issuer’s 6.000% Senior Notes due 2029 (the “Notes”) [in the case of a transfer of an interest in a Regulation S Global Note: which represent an interest in a Regulation S Global Note (CUSIP: L6S52V AA0 / ISIN: USL6S52VAA02) beneficially owned by the undersigned (the “Transferor”) to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Rule 144A Global Note (CUSIP: 63884W AA6 / ISIN: US63884WAA62).

In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended (“Rule 144A”), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a “qualified institutional buyer” within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

E-1

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours, [Name of Transferor]
By:

Authorized Signature

E-2